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                                  Exhibit 10.1

                CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE
                            INFORMATION MARKED HEREIN

                                    AGREEMENT

      This Agreement, made as of this 7th day of June, 1999, between Chromatics Color Sciences International, Inc. ("CCSI"), a New York corporation, and Datex-Ohmeda, Inc. ("DO"), a Delaware corporation.

                               W I T N E S S E T H

      WHEREAS, CCSI is in the business of color science and has developed the Colormate(R) TLc-BiliTest(trademark) System having medical applications involving the monitoring of newborn bilirubinemia (infant jaundice);

      WHEREAS, Ohmeda Medical ("OM") is a division of DO;

      WHEREAS, DO is in the business of marketing and distributing medical equipment; and

      WHEREAS, DO, through its OM division, desires to purchase, market and distribute, and CCSI desires to supply to DO products for the monitoring of newborn bilirubinemia (infant jaundice) as described in Attachment A hereto.

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

            I ATTACHMENTS AND DEFINITIONS

            1. Attachments. The following Attachments are attached to this Agreement and are incorporated herein by this reference:

                           Attachment A:  Product Description
                           Attachment B:  Product Information
                           Attachment C:  Market Factors
                           Attachment D:  Customer Support

            2. Definitions.

                  2.1 "Affiliates" means, as to any party hereunder, any person or legal entity which directly or indirectly has control, is under control by, or is under common control with, such party hereunder. The term "control" as used in this paragraph means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or legal entity, whether through the ownership of voting securities, by contract, or otherwise. Any person or legal entity that is not an


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      "affiliate" of a party hereunder, shall be considered "unaffiliated" with such party hereunder.

                  2.2 "Calibration Standard" means, CCSI's disposable calibration standard (TLc Lensette(trademark)) that is used (single use) to calibrate each measurement taken by the Device as described in Attachment A hereto.

                  2.3 "Charges per Use" means, the charges per use component described in Attachment A hereto.

                  2.4 "Device" means, the noninvasive bilirubin measurement system known as the "Colormate(R) TLc-BiliTestTM.", as described in Attachment A hereto. "Device" also includes the LED Device and any Modified Device following such time when such Modified Device or LED Device is legally marketable and commercially available for distribution under this Agreement, all as set forth in Attachment A.

                  2.5 "DMR" means, the Device Master Record required by FDA regulations.

                  2.6 "DO Purchase Price" means, the total price that DO pays CCSI for the Products as further described in paragraph 5 of Section III and Attachment A of this Agreement.

                  2.7 Evaluation Unit" means, a Device delivered by CCSI prior to the date hereof or during the Initial Transition under a program where an evaluator pays [*] for the use over a limited time period (normally 30-60 days) of such Device and [*][*] Calibration Standards, but only if such Device is not ultimately sold to or placed with the evaluator.

                  2.8 "Exit Transition" means, those transition considerations and related transition activities of the parties following termination of this Agreement, as more fully described in Attachment D hereto (Customer Support).

                  2.9 "Experimental Unit" means, Products placed by CCSI at its expense, on a not-for-profit basis, solely for clinical studies, experimental or educational purposes or for obtaining or compiling data for obtaining any regulatory clearances and/or approvals with respect to the Products, and only in cases where Devices are placed and used for non-commercial use and for a limited period of time as reasonably required by the investigator.

                  2.10 "Extended Term" means, the potential additional term of the Agreement as defined in paragraph 1(a) of Section VI.

                  2.11 "FDA" means, the United States Food and Drug Administration.

                  2.12 "Firm Purchase Order" means, a purchase order for Products that is firm, binding, unchangeable, and non-cancelable even if delivery under said purchase order is scheduled to occur after termination of this Agreement; provided, however, that any such purchase order may be canceled by DO under any of the following


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      circumstances: if the Products covered by the purchase order are not legally marketable or commercially available; in the event of a Default by CCSI relating to the delivery (or failure or delay in delivery) of the Products as defined in paragraph 9(a) of Section III; when there has been any other Default by CCSI under the Agreement that would give rise to a right of termination by DO; or in the event of a Force Majeure Event that prevents timely delivery of the Products covered by the Purchase Order and such delivery does not occur within six (6) months after the occurrence of the Force Majeure Event .

                  2.13 "Force Majeure Event" means, an event caused by the elements, acts of God, acts of government, civil or military authority, fires, floods, epidemics, quarantine restrictions, war, riots, accidents to machinery, or any other like or different events beyond the control of the party claiming such Force Majeure Event.

                  2.14 "Initial Term" means, the initial term of the Agreement as defined in paragraph 1(a) of Section VI.

                  2.15 "Initial Transfer Price" means, the initial price paid by DO to CCSI for the Calibration Standard and the Charges per Use solely during the first two (2) Performance Years of this Agreement, as set forth in paragraph 5(e)(vii) of Section III and Attachment A.

                  2.16 "Initial Transition" means, the Initial Sales Start-Up Transition Items and related transition activities of the parties at the onset of this Agreement, as more fully described in Attachment D hereto (Customer Support).

                  2.17 "Invoice Price" means, DO's selling price to a customer for a sale of Product as stated on the invoice to such customer, less any national account or bona fide group purchasing organization rebate or administrative fees in total not to exceed four percent (4%) of the selling price without CCSI's prior written consent.

                  2.18 "ISO" means, the International Standards Organization.

                  2.19 "LED Device" means, a noninvasive bilirubin measurement system that uses a light emitting diode, as described in Attachment A, which is currently under development. Following such time when the LED Device is legally marketable and commercially available for distribution under this Agreement, it will be considered a Device for purposes of this Agreement.

                  2.20 "Managed Use" means, the selling structure described in Attachment A hereto.

                  2.21 "Marketing and Distribution Plan" means, DO's written sales, marketing, training, in-servicing and distribution plan relating to the Products, as shall be agreed to in writing between the parties.

                  2.22 "Medical International Agreement" means, the agreement between CCSI and Medical International, Inc. relating to the distribution of Products.


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                  2.23 "Minimum Transfer Price" means, with respect to any
      Product, the minimum price payable by DO to CCSI for such Product, as set forth in paragraph 7 of Section III and Attachment A hereto.

                  2.24 "Modified Device" means, the Device which is modified with a laptop computer, modem, printer, briefcase system and/or other modification, as described in Attachment A. Following such time when a Modified Device is legally marketable and commercially available for distribution under this Agreement, it will be considered a Device for purposes of this Agreement.

                  2.25 "Performance Year" means, each 12-month period in which Annual Minimum Performances and Cumulative Annual Minimum Targeted Market Performances by DO are required as defined in paragraph 6 of Section III of this Agreement.

                  2.26 "Product Components" means, add-on components for Products as described in Attachment A hereto.

                  2.27 "Product Information" means, the labeling (as defined by the FDA) relating to the Products, including the information set forth on Attachment B hereto.

                  2.28 "Products" means, the products as described in Attachment A hereto, including the Device, LED Device and any Modified Device, the Calibration Standard, the Charges per Use component, and any and all further upgrades, adaptations, modifications and improvements of and to the Products adopted or made from time to time; provided, however, that the LED Device, the Charges per Use component or any Modified Device currently in development shall not be considered a "Product" until it is legally marketable and commercially available for distribution under this Agreement as specified in Attachment A hereto.

                  2.29 "Product Inspection and Acceptance Location" means, the place where CCSI provides for manufacturing of the Products.

                  2.30 "Specifications" means, the written specifications for and description of the Products as stated in the relevant DMR, and as may be amended from time to time in accordance with paragraph 3 of Section III of this Agreement.

                  2.31 "Subsidiary" means, as to any party hereunder, any subsidiary that is majority owned or wholly owned by such party hereunder, or any legal entity over which such party hereunder has control.

                  2.32 "Targeted Markets" means, the hospital market, the home healthcare market (wherein the test is administered solely by a healthcare professional and the pediatrician market, and clinics within all such markets and which markets exclude the consumer market and the over-the-counter market as defined by the FDA.

                  2.33 "Term" means, the Initial Term plus the Extended Term, if any.

                  2.34 "Territory" means, the United States.


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            II. PRODUCT DEVELOPMENT

                  1. Manufacturing. CCSI shall cause the Products to be
            manufactured to conform to the Specifications as set forth in the warranty in paragraph 1 of Section IV. CCSI shall provide or cause to be provided all technology, labor, material, tooling and facilities required for the manufacture of the Products in accordance with the provisions of this Agreement.

                  2. Labels. CCSI shall be responsible, at its expense, for
            preparing and affixing (or caused to be affixed) all labels to be affixed to the Products. DO shall have the right to approve, in writing, and shall reimburse CCSI for all costs of art work relating to any and all labels referring to OM, as the distributor of the Products, to be affixed to the Products such as, but not limited to, art work layout, silk screens, camera-ready art work, first article printed labels for all Products, art work for labels, and silk screens for labels, if such labeling (which is to be affixed to the Products) refers to OM as the distributor of the Products. Production of such labels to be affixed to the Products shall not begin until DO provides approval, in writing, of the first production samples of such labels. During the Initial Transition, the parties will cooperate to expeditiously obtain such conforming labels (with regulatory approval) to be affixed to the Products. After the end of the Initial Transition, CCSI shall not, without DO's written consent, place (or permit to be placed) any Products in the Targeted Markets within the Territory without labels affixed to the Products referring to OM as the distributor of the Products and conforming to label samples approved by DO. As to any Products for the monitoring of newborn bilirubinemia (infant jaundice) already placed in the Targeted Markets within the Territory as of the end of the Initial Transition, the parties agree to cooperate fully with each other to affix or cause to be affixed such conforming labels to such Products by relabeling in the field by DO or CCSI sales or in-service personnel as soon as reasonably possible, and to the extent that DO has its representatives do any such relabeling in the field, DO shall not charge CCSI for such service. During the Initial Transition, CCSI shall have its representatives perform such relabeling in connection with site visits in the ordinary course of business.

                  3. Patent, Trademark and Copyright Notices. All Products shall bear and/or be packaged with CCSI's existing and/or future trademarks and trade dress, labels, copyright and patent notices, licenses and restrictions and any other notices required by law, and notices that the Products were manufactured for CCSI. At DO's direction, CCSI will have labels affixed to the Products referring to OM as the distributor of the Products subject to CCSI's written approval of design, which approval will not be unreasonably withheld or delayed. An example of approved labeling is included as part of Attachment B hereto. Neither party shall use any trademark or service mark not owned by CCSI to identify or name any Product.

                  4. Regulatory Compliance. CCSI shall be solely responsible for and will use commercially reasonable efforts to identify, obtain and maintain in good standing, at its sole cost, any and all necessary U.S. governmental and regulatory approvals, certifications and clearances required for the Products by U.S. governmental or regulatory entities including, but not limited to, the FDA and any applicable state and local law and regulation for the monitoring of newborn bilirubinemia (infant jaundice) applicable to CCSI. CCSI shall be responsible for ensuring that all Products for the monitoring of


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            newborn bilirubinemia (infant jaundice) are manufactured in compliance with the provisions and standards of all applicable U.S., state and local statutes, regulations and other legal requirements including, but not limited to, the medical device provisions of the Federal Food, Drug and Cosmetic Act and regulations promulgated by the FDA relating to clearance for commercial distribution, labeling and good manufacturing practices.

                  DO agrees (1) not to change any Product or Product
            labeling/promotional advertising material (or to create and disseminate the same) without prior CCSI approval relating solely to regulatory matters (including clinical accuracy) and/or CCSI's intellectual property; (2) to maintain compliant files in accordance with all FDA regulations and requirements and to document and forward all complaints to CCSI; and (3) to use, promote, distribute and sell the Products only for the monitoring of newborn bilirubinemia (infant jaundice) pursuant to paragraph 2 of Section III hereof.

                  5. Product Recalls or Corrective Actions.

                        (a) In the event of a voluntary or mandatory recall of the Products or if CCSI takes any "Corrective Action" (as defined below) with respect to any of the Products including, without limitation, because the Products are believed to violate any provision of applicable law, CCSI shall bear all costs and expenses related to such recall or Corrective Action including, without limitation, expenses or obligations to third parties, the cost of notifying customers, costs associated with the shipment of such recalled or corrected Products from customers to CCSI or its designee and direct costs related to handling or correcting the Products (the "Recall/Corrective Action Costs"). However, if such recall or Corrective Action is caused by any act or omission by DO or its subdistributors that is inconsistent with, or a breach by DO, of its obligations under this Agreement, including without limitation any unauthorized changes to the Products or the Product Information, DO shall bear all such Recall/Corrective Action Costs relating thereto or arising therefrom.

                        (b) Both parties shall maintain complete and accurate records, for such periods as may be required of CCSI or DO by applicable law, of all the Products for the monitoring of newborn bilirubinemia (infant jaundice) placed into distribution by them within the Territory. The parties shall cooperate fully with each other in carrying out any Product recall, in fulfilling all recall obligations under applicable regulations, and in effecting any Corrective Action with respect to the Products including, without limitation, communications with any purchasers or end users. Where feasible, but subject to applicable legal requirements, prior to either party incurring any Recall/Corrective Action Costs, the parties will discuss the scope and extent of such costs.

                        (c) For purposes of this section, "Corrective Action" means a field or other action relative to any of the Products (voluntarily undertaken


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                              or as required by the FDA or other governmental
                              authority) or any field or other action including mandatory notification, repair, replacement and refund, safety alert, "cease distribution and notification" and mandatory recall action, voluntary recall, market withdrawal, stock recovery, "device removal or correction," as defined or understood under FDA law or policy (or those of other governmental authority) and any other action necessary to address a product safety or effectiveness problem and any "enforcement action" (defined for this purpose as any seizure, injunction, criminal prosecution, civil penalties and any other legal or administrative action that the FDA or other governmental authority can bring against CCSI, DO and their officers/employees, and/or the Products).

            6. Quality Assurance Audits.

                  (a) DO, at its own expense and at its sole discretion, shall have reasonable access during regular business hours, upon prior written notice of not less than ten (10) business days, to the Product Inspection and Acceptance Location(s) where the Products are being manufactured in order to monitor and audit the manufacturing practices for the Products as necessary to ensure satisfaction of the regulatory compliance provisions of this Agreement including FDA QSR and GMP requirements, and, in accordance with paragraph 10 of Section III, to inspect and accept the Products prior to shipping. During such audit or inspection for acceptance, CCSI agrees that either CCSI or its third-party manufacturer of the Products shall, upon written request from DO, promptly make available to DO, for its review but not for copying, the entire DMR documents, including the master document (as amended from time to time) redacted to exclude proprietary information of CCSI and of its third-party manufacturer not needed for such audit or inspection, as follows: the exclusion of the detailed description of parts specifications for Light Emitting Diodes, [*] for Light Emitting Diodes, optical filters, light sources, calibration color standards, verification color standards and integrated circuit boards, and the specific description in all software documentation (including the Technical File and Design Control documentation) of the algorithms, mathematical formulas or equations, or any other computations or specific descriptions of software code where the specific descriptions are related to the color measurement, the skin color categories, the adjustments for skin coloration (including under phototherapy) baseline skin coloration, measurement of proprietary standards, computation of spectral data, computation of [*] data, conversion formulas for spectral and [*] data, equations for power source, [*] equations, site computations, [*] signals and [*] parameters. CCSI agrees to provide DO with prior written notice of any change in CCSI's third-party manufacturer of the


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                        Products, which notice shall identify the name and
                        location of any such manufacturer.

                  (b) CCSI, at its own expense and at its sole discretion, shall have reasonable access during regular business hours, upon prior written notice of not less than ten
                        (10) business days, to audit DO's distribution practices for the Products as necessary to ensure satisfaction of the regulatory compliance provisions of this Agreement.

            7. Product Information. The parties will prepare, revise from time to time, and distribute Product Information in accordance with the provisions of Attachment B hereto. DO shall not make any unauthorized representation or warranty regarding the Products without CCSI's prior written consent. DO shall only distribute the materials covered by this paragraph in connection with the marketing, distribution, training, service and/or maintenance of the Products. All Product Information and other written materials relating to the Products sent to dealers, distributors and end users distributed in the Targeted Markets within the Territory shall bear CCSI's copyright, trademark and patent notices, licenses and restrictions as may reasonably be required by CCSI.

            III. PURCHASE AND SALE

            1. CCSI's Supply of Products. CCSI agrees to manufacture and ship or cause its manufacturing subcontractor to manufacture and ship the Products ordered by DO under a Firm Purchase Order during the Term of this Agreement in accordance with the provisions of this Agreement. CCSI will not ship or cause to be shipped to DO any products that are not legally marketable or not commercially available.

            2. DO's Right and License to Market the Products.

                  (a) During the Term of this Agreement, and subject to the terms and conditions hereof, including without limitation subparagraphs (b) and (c) of this paragraph 2 of Section III, CCSI hereby grants to DO the exclusive right and license without the right to sublicense to use, market, sell and distribute the Products to dealers, distributors and users in the Targeted Markets (and, notwithstanding the absence of the right to sublicense, to and through all sales and/or distribution channels for or to any and all such markets) within the Territory solely for use within the Territory in monitoring newborn bilirubinemia (infant jaundice); provided, however, that CCSI may place Experimental Units in the Targeted Markets within the Territory for use in monitoring newborn bilirubinemia (infant jaundice) for clinical studies, for research, for experimental and educational purposes and to obtain and compile data for obtaining any regulatory clearances and/or approvals; and provided, further, however, that CCSI's activities in support of DO's marketing and sales of the Products in the Targeted Markets within the Territory as provided in Attachment D hereto shall not be deemed a breach of this Agreement. CCSI shall retain all rights to use, market, sell and


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                        distribute the Products throughout the world for all
                        uses other than for use in monitoring newborn bilirubinemia (infant jaundice) and, subject to paragraph 2(d) of this Section III, CCSI shall retain all rights to use, market, sell and distribute the Products for use in monitoring newborn bilirubinemia (infant jaundice) in any market outside the Territory and in any market within the Territory other than the Targeted Markets.

                  (b) The limited, exclusive right and license granted to DO in paragraph 2(a) of this Section III includes a correspondingly limited, exclusive license (without the right to sublicense) to use, offer to sell and sell during the Term of this Agreement under U.S. patents 5,313,267 and 5,671,735 and under any other U.S. patent of CCSI that may issue on any Device. No other right or license, express or implied, is granted to DO under any other patent or patent application including, without limitation, any U.S. patent of CCSI that may issue on the Calibration Standards, provided, however, that during the Term of this Agreement, CCSI shall not grant any license under any U.S. patent of CCSI that may issue on the Calibration Standards for monitoring newborn bilirubinemia (infant jaundice) (or any other calibration standards for monitoring newborn bilirubinemia (infant jaundice) for use with the Devices) to any other person to use, offer to sell or sell Products in the Targeted Markets within the Territory.

                  (c) The limited, exclusive right and license granted to DO in paragraph 2(a) of this Section III includes a correspondingly limited, exclusive right and license to use, market, and distribute (but not sell) the software of the Device ("Software") to end-users of the Device in the Targeted Markets within the Territory during the Term of this Agreement. DO may not and DO may not authorize others to (1) copy the Software, (2) dissemble, decompile or otherwise attempt to discern the source code of the Software, (3) reverse engineer the Software, or (4) modify or prepare derivative works of the Software. Title to the Software is not transferable to DO but remains vested in CCSI. It is understood that a correspondingly limited lease and license of the Software will be conveyed by CCSI directly to end-users of the Software packaged with the Devices that are marketed and distributed by DO.

                  (d) CCSI agrees that during the Initial Term of this Agreement, prior to marketing and/or distributing any Products for profit, either by itself or through a distributor or any other third-party representative, for use in monitoring newborn bilirubinemia (infant jaundice) in any market outside the Targeted Markets within the Territory or in any market outside the Territory, CCSI shall give written notice thereof to DO and DO shall have the right within thirty (30) days after receipt of that notice to present to CCSI its marketing and distribution plan for such market, it being understood and agreed


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                        that nothing in this Agreement shall obligate CCSI to
                        grant any marketing and/or distribution right or license to DO in any markets outside the Territory or in any market within the Territory other than the Targeted Markets.

                  (e) DO shall not sell the Products outside of the Targeted Markets within the Territory or anywhere outside of the Territory and shall not sell the Products to any third party that DO knows intends to divert the Products for use or sale outside of the Targeted Markets within the Territory or anywhere outside of the Territory. CCSI agrees that it shall not be considered a Default by DO under this Agreement if a Product is used within the Territory in a market other than the Targeted Markets, provided that DO itself does not market, distribute or sell (or knowingly permit any third party to market, distribute or sell) such Product for use in such market. Accordingly, in the event that DO or CCSI identifies unauthorized marketing or distribution of Products outside the Targeted Markets within the Territory (either as a result of information received from DO or otherwise), DO will cooperate with CCSI should CCSI deem it necessary to take all reasonably necessary steps to stop such unauthorized activity, including where appropriate termination by DO of its supply of Products to such third party. Likewise, in the event that DO or CCSI identifies unauthorized marketing or distribution of Products inside the Targeted Markets within the Territory by a third party other than DO or its authorized agents or subdistributors, CCSI will take all reasonably necessary steps to stop such unauthorized activity, including where appropriate termination by CCSI of its supply of Products to such third party.

            3. Product Changes. From time to time CCSI may propose to make, and DO may request (although CCSI is not obligated to make), changes to the Products constituting an adaptation, improvement, redesign or modification of the Products. If CCSI decides to implement a change to the Products that would require a change to the Product Information it shall notify DO in writing of the changes proposed (and the proposed date of implementation) at least sixty (60) days prior to the time CCSI proposes to implement such changes to the Products and during such sixty (60) day period CCSI will seek input from DO regarding the proposed changes for purposes of effecting a smooth transition. Notwithstanding the foregoing, the parties agree that CCSI is working at this time on modifications to the Products relating to the LED Device, the Modified Devices, "Charges per Use" components, and software upgrades relating to same, and may also from time to time make changes to the Products for further regulatory compliance that do not require a change to the Product Information. In all such cases, CCSI will give DO sixty (60) days notice, but will not be required to seek input from DO. Both parties understand that CCSI may make product changes, some of which may require additional FDA regulatory clearance. Such modified Device or Product shall not be included under this Agreement as a Modified Device or Product until it is legally marketable, has all required FDA regulatory clearance, and is commercially available.

            4. Rolling Forecasts and Delivery of the Products.


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                  (a)   DO shall submit Firm Purchase Orders with CCSI for
                        specific quantities of Devices (other than LED Devices) at the Minimum Transfer Price as set forth on Attachment A due within 30 days of delivery of Product(s) subject to the DO Purchase Price at a quarterly reconcilliation if the Products are sold not less than seven (7) months prior to DO's requested delivery date. In the event DO submits to CCSI an additional Firm Purchase Order for such Devices within seven (7) months after any prior Firm Purchase Order, CCSI shall not be obligated to deliver such Devices to DO until seven (7) months from the scheduled delivery date relating to the prior Firm Purchase Order. However, under no circumstances will CCSI be obligated to accept any Firm Purchase Order for such Devices if such Firm Purchase Order is for more than [*] such Devices to be delivered following the seven months lead time of DO's Firm Purchase Order. The foregoing provisions shall not prevent DO from placing additional orders for additional quantities of such Devices or emergency orders for such Devices for delivery in less than seven (7) months. Subject to paragraph 9 of Section III, CCSI agrees to use commercially reasonable efforts to cause its third-party manufacturer to deliver such Devices on the requested schedule; provided, however, that the failure to deliver such Devices on or before the date requested relating to such Devices ordered under any short term or emergency purchase order within less than seven (7) months lead time, shall not be deemed a breach of this Agreement so long as CCSI exercises such commercially reasonable efforts.

                  (b) Within two (2) business days following the date hereof, DO shall place a Firm Purchase Order with CCSI for not less than [*] Devices at the Minimum Transfer Price as set forth on Attachment A due within 30 days of delivery of Product(s) subject to the DO Purchase Price at a quarterly reconcilliation if the Products are sold. Under no circumstances shall DO be obligated to accept for delivery more than: (i) a total of [*](in the aggregate) of such [*] Devices prior to the end of the fourth calendar month following the date that DO places its Firm Purchase Order for such initial [*] Devices (the "Initial Order Date"), (ii) a total of [*] (in the aggregate) of such [*] Devices prior to the end of the fifth calendar month following the Initial Order Date, and (iii) the total [*] of such Devices (in the aggregate) prior to the end of the sixth calendar month following the Initial Order Date. Within two (2) business days following the date hereof, CCSI shall order all parts for an additional [*] Devices (over and above the [*] unit order placed by DO to CCSI above), so that a total of [*]units will have been ordered with the third-party manufacturer by such date and all parts for an additional [*] units will be available at CCSI's third-party manufacturer within seven (7) months from the date of such order so as to improve availability of Products to DO. As soon as such parts for an additional [*] Devices are at CCSI's third-party manufacturer, CCSI shall notify DO in writing of such availability and if DO elects to purchase some or all of such Devices, CCSI shall arrange for delivery of such Devices to DO within sixty (60) days following CCSI's receipt of a Firm Purchase Order for any such Devices from DO.

                  (c) CCSI and DO will cooperate with each other to facilitate any transition to the LED Device, and CCSI will keep DO informed as to the anticipated date when the LED Device may be legally marketable and commercially available. Following such time when the LED Device becomes legally marketable and commercially available to DO for distribution, DO shall submit to CCSI a non- binding rolling forecast (updated by DO every two (2) months during the First Performance Year and every three (3) months thereafter) setting forth the anticipated quantity of LED Devices required by DO for the then upcoming twelve (12) month period. Such forecasts shall reflect, as a minimum, the Annual Minimum Performances for Devices for the applicable Performance Year listed in paragraph 6 of this Section III, unless DO determines in good faith that a smaller forecast is appropriate due to existing inventory or other market conditions. The lead time for delivery of the LED Device, prices and lot size shall be as stated in Attachment A hereto. DO shall submit Firm Purchase Orders for LED Devices in accordance with such prices, lead time and lot size at the Minimum Transfer Price as set forth on Attachment A due within 30 days of delivery of Products subject to the DO Purchase Price at a quarterly reconcilliation if the Products are sold. In the event DO submits to CCSI an additional Firm Purchase Order for LED Devices prior to the expiration of the lead time applicable to any prior Firm Purchase Order, CCSI shall not be obligated to deliver such additional LED Devices to DO except in accordance with the lead time applicable to such order. For orders exceeding the forecasted quantity, CCSI shall advise DO in writing within ten (10) days of receipt by CCSI of such orders whether CCSI has accepted such orders. CCSI will use commercially reasonable efforts to satisfy Firm Purchase Orders for the LED Device exceeding the forecasted quantities, but shall not be in breach hereof for its failure to provide such excess quantities so long as CCSI exercises such commercially reasonable efforts. Unless it violates CCSI's existing agreement with its third party manufacturer, CCSI agrees to use commercially reasonable efforts to explore alternative arrangements with other third-party manufacturers that may be able to offer comparable pricing together with more favorable delivery, acceptance and other standard terms and conditions that are more consistent with typical commercial practice without causing any delay in Product delivery or lesser quality of Products or regulatory standards. At DO's request, CCSI will permit DO to play an active role to assist CCSI in identifying and assist CCSI in negotiating with such other third-party manufacturers.

                  (d) DO shall submit to CCSI a non-binding rolling forecast (updated by DO every month) setting forth the anticipated quantity of Calibration Standards (or, when legally marketable, Charges per Use) required by DO for the upcoming twelve (12) month period. Such forecasts shall reflect, as a minimum, the Annual Minimum Performances for Calibration Standards (or, when legally marketable, Charges per Use) for the applicable Performance Year listed in paragraph 6 of this Section III, unless DO determines in good faith that a smaller forecast is appropriate due to existing inventory or other market conditions. DO shall submit Firm Purchase Orders not less than two (2) months prior to DO's requested delivery date for quantities of Calibration Standards (or, when legally marketable, the quantities of Charges per Use) at the Minimum Transfer Price set forth in Attachment A with the Initial Transfer Price set forth in Attachment A payable in thirty (30) days after delivery of Products and the DO Purchase Price due at quarterly reconcilliations if the Products are sold. If the Products are not sold, the balance due for the Minimum Transfer Price is due in 365 days after delivery of the Products to DO. The lead times for delivery, prices and lot sizes for Calibration Standards (and, when legally marketable, Charges per Use) shall be as stated in Attachment A hereof. For orders exceeding the forecasted quantity, CCSI shall advise DO in writing within ten (10) days of receipt by CCSI of such orders whether CCSI has accepted such orders. CCSI agrees to maintain a two (2) month inventory of Calibration Standards and DO agrees to maintain a two (2) week inventory of Calibration Standards, in each case based on a moving three (3) month average of purchases by DO.

                  (e) CCSI will use commercially reasonable efforts to satisfy Firm Purchase Orders for the Calibration Standards or Charges per Use exceeding the forecasted quantities, but shall not be in breach hereof for its failure to provide such excess quantities so long as CCSI exercises such commercially reasonable efforts.

            5. Purchase Price.

                  (a) Subject to the remaining provisions of this Section III, paragraph 5, the DO Purchase Price for each of the first two Performance Years shall be equal to the higher of
                        (i) sixty percent (60%) of the Invoice Price for the Products or (ii) the Minimum Transfer Price for each Product set forth on Attachment A hereto.

                  (b) The DO Purchase Price after the first two Performance Years shall be equal to the higher of (i) fifty percent (50%) of the Invoice Price for the Products, or (ii) the Minimum Transfer Price for each Product set forth on Attachment A hereto.

                  (c) In addition, anytime after the first Performance Year and prior to the end of the second Performance Year, upon DO achieving cumulative purchases of [*] Calibration Standards and/or Charges per Use and [*] Devices, the DO Purchase Price shall be equal to the higher of (i) fifty percent (50%) of the Invoice Price for the Products, or (ii) the Minimum Transfer Price for each such Product set forth on Attachment A hereto.

                  (d) The parties agree that DO's initial suggested list price for the Calibration Standard or Charges per Use shall not be less than [*] per Calibration Standard or Charges per Use, and not less than [*] per Device, but DO is free to determine, and from time to time change, the price it charges for Products.

                  (e) The Initial Transfer Price, the Minimum Transfer Price, and/or the DO Purchase Price may not be changed from that set forth in Attachment A; provided, however, notwithstanding the foregoing provisions of paragraph 5 of this Section III and the purchase price requirements thereunder and under Attachment A, such purchase prices may change solely as follows:

                        (i) The DO Purchase Price for Demo Calibration Standards/Charges per Use (as defined herein) and the Purchase Price for Evaluation Calibration Standards or Charges per Use (also as defined herein) shall be as described in Attachment A hereto. Demo Calibration Standards/Charges per Use are used solely by DO's sales personnel, sub-distributors or in-servicers to demonstrate the Products or train others to operate the Products. DO will not [*] Demo Calibration Standards/Charges per Use. Evaluation Calibration Standards/Charges per Use are non- Demo Calibration Standards/Charges per Use that are provided to DO's potential customers for evaluating Devices. Evaluation Calibration Standards/Charges per Use may be used by customers for evaluation purposes only. DO will not [*] Evaluation Calibration Standards/Charges per Use and will provide Evaluation Calibration Standards/Charges per Use [*]. DO will not bundle Evaluation Calibration Standards/Charges per Use for sale with any other product.

                              (ii) As and when requested by DO from time to time, CCSI shall have an obligation to negotiate in good faith with DO to reduce the Minimum Transfer Price component of the DO Purchase Price in specific instances for higher volume type sales to one or more accounts and for sales to large accounts where the price of the Calibration Standards or Charges per Use is needed to be less than [*] per Calibration Standard or Charge per Use to close such sale. In such event, the parties agree to cooperate together to determine the appropriate reduction in the Minimum

                              Transfer Price component of the DO Purchase Price and sales structure for such sales as they may happen from time to time. Such negotiations shall be conducted, and such determination shall be made within thirty (30) days, by and between OM's senior sales and marketing executive and CCSI's senior sales and marketing executive.

                              (iii) As and when requested by either of the parties from time to time, CCSI and DO shall cooperate together to determine the appropriate marketing and DO Purchase Price for placement of the Products under a managed use program as the same may exist in the future or change from time to time.

                              (iv) As and when requested by DO from time to time, in the event at any time during the Term of this Agreement that DO believes in good faith that the selling price to be charged by DO to its customers for the Calibration Standard or Charges per Use should be less than [*] per unit (or once below [*] as DO believes that such selling price should be further reduced from time to time below the previous selling price), as verified by a large number (at least 10) of substantial customers in specific Targeted Markets, then DO can require CCSI to negotiate in good faith to determine any appropriate reduction in the Minimum Transfer Price component of the DO Purchase Price for Calibration Standards and Charges per Use (but in no event is CCSI obligated to reduce the Initial Transfer Price or the Minimum Transfer Price component of the DO Purchase Price for Calibration Standards or Charges per Use to below [*] per unit as set forth in Attachment A). Such negotiations shall be conducted, and such determination shall be made within sixty (60) days, by and between OM's senior sales and marketing executive and CCSI's senior sales and marketing executive.

                              (v) As and when requested by CCSI from time to time, CCSI and DO shall cooperate together to determine any appropriate change to the Minimum Transfer Price for Calibration Standards based upon the past six month average selling price being over [*] per unit of Calibration Standards sold by DO.

                              (vi) It is the intent of the parties that any pricing adjustment for Products occurring under any of the foregoing provisions under clauses (ii)
                              (iii), (iv) and/or (v) of this paragraph 5(e) of
                              Section III shall preserve a [*] margin of the Invoice Price to DO and [*] of Invoice Price as the DO Purchase Price to CCSI in the first two Performance Years and [*] margin of the Invoice Price to DO and [*] of Invoice Price as the DO Purchase Price to CCSI thereafter, including any Extended Term.

                              (vii) The Initial Transfer Price for Calibration Standards/Charges per Use shall be set initially at [*] per Calibration Standard/Charges per Use, as set forth in Attachment A. However, if the Minimum Transfer Price should ever be reduced to [*] or less, then the Initial Transfer Price shall thereafter be equal to the Minimum Transfer Price.

                              (viii) Notwithstanding any provision in this Agreement, CCSI has no obligation, at any time or under any circumstances, without penalty, to reduce the Initial Transfer Price or the Minimum Transfer Price component of the DO Purchase Price for Calibration Standards or Charges per Use to below [*] per unit or to have a pricing structure for Devices that would differ from the pricing structure in provisions set forth in Attachment A.

                  (f) If at any time DO believes that market conditions are such that the market price for Products is less than the Minimum Transfer Price for such Products or the Initial Transfer Price for Calibration Standards/Charges per Use, it will so notify CCSI, and CCSI shall have the right but not the obligation, within fifteen (15) days after receipt of such notice, to elect to repurchase all of DO's inventory of Products at the price paid by DO for such inventory. DO will not sell such Products at a price below the Minimum Transfer Price or the Initial Transfer Price, as the case may be, unless CCSI elects not to repurchase the inventory. If CCSI elects to repurchase the inventory, it will make payment to DO within sixty (60) days after CCSI's receipt of the inventory.

                  (g) It is the parties' intention that OM will receive the economic credit (and credit towards its minimums) for any and all sales or placements of Products (other than an Experimental Unit and the [*] for an Evaluation Unit) by CCSI to customers within the Targeted Market within the Territory during the Initial Transition. CCSI will not make any such sales or placements of Products (other than an Experimental Unit and the [*] for an Evaluation
                        Unit) without DO's consent. As to any and all such sales or placements of Products (other than an Experimental Unit and the [*] for an Evaluation Unit) by CCSI, CCSI shall retain an amount equal to the DO Purchase Price and shall remit the balance to DO, such payment to be made within thirty (30) days following receipt by CCSI of payment of the invoice in question. DO shall have the right to audit the books and records of CCSI for the limited purpose, and only to the extent necessary and appropriate for DO to verify the accuracy of such sales and other placements and invoicing and collections relating thereto, which audit shall take place during reasonable business hours following reasonable advance notice to CCSI. DO shall bear the risk of non-collection from such customers, provided CCSI uses good faith efforts to collect such amounts, and provided further, that as to any invoices which remain unpaid more than 180 days, DO shall only be obligated to reimburse CCSI the Minimum Transfer Price for the sales of Products and the prices for Product Components, Software, Demo Calibration Standards/Charges per Use, Evaluation Calibration Standards/Charges per Use, and Accessories as set forth on Attachment A reflected on such invoices.

                  (h) The prices paid by DO to CCSI for Product Components and Accessories identified in Attachment A hereto shall be as set forth in Attachment A hereto.

                        (i) In all instances where a price for a Product other than Calibration Standards/Charges per Use is subject to change based on cost to CCSI or is to be determined by reference to a cost incurred by CCSI (the "Cost Amount"), the reference shall mean CCSI's direct out-of-pocket payments to third-party vendors for parts, materials, direct labor, related incoming inspections, manufacturing and assembly charges, regulatory charges, and shipping, but not any research and development expenditures for the Products or overhead expenses of CCSI, and in all cases as shown on invoices received from third-party vendors and paid (or to be paid in the ordinary course) by CCSI. DO shall have the right to audit the books and records of CCSI at DO's expense for the limited purpose, and only to the extent necessary and appropriate for DO to verify the computation of such Cost Amounts, which audit shall take place during reasonable business hours following reasonable advance notice to CCSI, but in no event more than once for each increase in Cost Amount. DO shall also have the right to suggest ways to reduce such Cost Amounts, either through alternative sources for parts and materials, alternative third-party manufacturers, or direct manufacture by CCSI or DO. Unless it violates CCSI's existing agreement with its third-party manufacturer, at DO's request, CCSI will permit DO to play an active role assisting CCSI in identifying and assisting CCSI in negotiating with such other third-party manufacturers. CCSI agrees to consider such suggestions in good faith but shall have no obligation to implement any such suggestion, provided, however, CCSI shall have a continuing good faith obligation to minimize Cost Amounts, considering all business factors involved.

            6. Annual Minimum Performances.

                  (a) The amounts listed on the table below as "Annual Minimum Performances" are DO's Annual Minimum Performances for the Initial Term of this Agreement, provided, however, that DO's failure to reach such Annual Minimum Performances shall not constitute a Default by DO under this Agreement. Subject to the footnotes to the table below, in the event that the quantity of units of either of the Calibration Standards/Charges per Use or Devices purchased by DO as of the expiration of any Performance Year is less than the Annual Minimum Performances for such Performance Year in the following table, CCSI shall have the right, but not the obligation, to terminate this Agreement in accordance with the following procedures:

                        (i) at least sixty (60) days before the end of any Performance Year in which it appears that DO is in jeopardy of failing to meet the Annual Minimum Performances for such Performance Year, CCSI may give written notice to DO of CCSI's intent to terminate this Agreement, which notice shall contain CCSI's requirements for DO to avoid termination. Such notice is referred to herein as the "Advance Notice of Termination." Within thirty
                              (30) days after receipt of the Advance Notice of Termination, DO will inform CCSI whether DO believes it can meet the requirements to avoid termination.

                        (ii) if by the end of such Performance Year in which CCSI has issued an Advance Notice of Termination DO still has not met the Annual Minimum Performances for such Performance Year, then, unless the parties agree otherwise, the Agreement will terminate sixty (60) days after the end of such Performance Year, and the Exit Transition will begin.

                        (iii) if CCSI does not issue a timely Advance Notice of
                              Termination, i.e., at least sixty (60) days before the end of the applicable Performance Year, then DO's failure to meet the Annual Minimum Performances for such Performance Year will not be grounds for termination of the Agreement by CCSI.

                  (b) In the event that the quantity of Annual Minimum Performances for units of either of the Calibration Standards/Charges per Use or Devices purchased by DO as of the expiration of any Performance Year is less than the amount set forth as the Annual Minimum Performances for such Performance Year in the following table, DO shall have the right, but not the obligation, to terminate this Agreement upon giving CCSI ninety (90) days prior written notice, provided such notice is given within thirty (30) days after the expiration of such Performance Year and, provided, further, that DO's failure to meet such Annual Minimum Performances for such

                        Performance Year is not a Default under this Agreement unless such failure resulted from DO having failed to utilize commercially reasonable efforts to implement its Marketing and Distribution Plan for distribution of the Calibration Standards/Charges per Use and Devices within the Targeted Markets within the Territory.

                  (c) In the event either party elects to terminate this Agreement pursuant to this paragraph 6 of Section III, then both parties will cooperate with each other to use commercially reasonable efforts in implementing the Exit Transition.

                           ANNUAL MINIMUM PERFORMANCES

Performance Year***       Minimum Performances for           Minimum Performances for Units of
                          Units of Devices*,**, ***          Calibration Standards or, when legally
                                                             marketable,  Charges per Use*,**,***
1                         [*]                                [*]
2                         [*]                                [*]
3                         [*]                                [*]
4                         [*]                                [*]
5                         [*]                                [*]

      *In the event the number of Devices or Calibration Standards (or, when legally marketable, Charges per Use) purchased*** by DO from CCSI in any Performance Year exceeds the number of Devices or Calibration Standards (or, when legally marketable, Charges per Use) set as the Annual Minimum Performances for such Performance Year, such excess of units purchased*** by DO shall be rolled over on a cumulative basis as follows. First, such excess shall be rolled over and counted against the Annual Minimum Performance for the subsequent Performance Year. Second, if DO's purchases*** in such subsequent Performance Year (including and counting any excess rolled over from the prior Performance
Year) shall exceed the Annual Minimum Performance for such subsequent Performance Year, the excess shall again be rolled over to the next succeeding Performance Year and shall be included and counted against the Annual Minimum Performance for such succeeding Performance Year. This process shall continue from each Performance Year to the next.

      **No Calibration Standards/Charges per Use or Devices shall be counted or included as a Calibration Standard/Charges per Use or Device purchased by DO for purposes of determining whether DO has satisfied the Annual Minimum Performances for Calibration Standards/Charges per Use or Devices except to the extent that DO has paid CCSI, or is not past due on such amounts then owed,+ for the DO Purchase Price (and not just the applicable demo price, if any) for such Calibration Standards/Charges per Use or Devices. The amount of Calibration Standards (and, when legally marketable, Charges per Use) purchased by DO at the DO Purchase Price (and not just the applicable demo price, if any) in any Performance Year*** shall be combined and counted together towards satisfying DO's Annual Minimum Performances for Units of Calibration Standards/Charges per Use in such Performance Year. Any Products for which DO has paid the DO Purchase Price, or is not past due on such amounts then owed+ for the DO Purchase Price (and not just the applicable demo price, if any) in any Performance Year (and DO has the option (but not the obligation) of prepaying any or all such amounts) shall count towards the Annual Minimum Performances for such Performance Year even if such Products have not been shipped to or received by DO in such Performance Year, provided, however, that as to any such prepayment, CCSI has been paid at least the Minimum Transfer Price for Products, in such Performance Year (subject to any subsequent reconciliation for the DO Purchase Price owed to CCSI, if applicable+). Any prepayment by DO does not mitigate DO's obligation to use commercially reasonable efforts to market and sell Products as per the terms of this Agreement. It is understood and agreed that for Products purchased in a Performance Year for which there has been no determination of the final DO Purchase Price for such Products, because they have not yet been sold to customers, DO shall not be deemed to be past due with respect to the portion of the DO Purchase Price that may be in excess of the Minimum Transfer Price for Products, and such purchases still count towards the Annual Minimum Performances.+

      ***For purposes of calculating whether DO has satisfied its Annual Minimum Performances, the initial Performance Year shall be considered to commence on the date that is four (4) months after the date hereof (the "Four-Month Date") and concluding sixteen (16) months after the date hereof. Thereafter, each subsequent Performance Year shall be considered to commence on the anniversary date of the Four-Month Date and concluding twelve (12) months after that anniversary date (such that the end of the fifth Performance Year shall be deemed to conclude at the end of the Initial

Term). However, any and all Calibration Standards/Charges per Use (excluding Demo Calibration Standards/Charges per Use and Evaluation Calibration Standards or Charges per Use) and Devices purchased by DO during the initial four (4) months of this Agreement shall count towards DO's Annual Minimum Performance for the initial Performance Year.

      +If such payments owed to CCSI by DO are not subsequently paid to CCSI when due, then retrospectively, CCSI may terminate this Agreement if such applicable Annual Minimum Performances are not satisfied.

                  (d)   (i)   the amounts listed in the table below captioned as
                              "Cumulative Annual Minimum Targeted Market
                              Performances" are DO's Cumulative Annual Minimum
                              Targeted Market Performances for the third, fourth and fifth Performance Years, provided, however, that DO's failure to reach such Cumulative Annual
                              Minimum Targeted Market Performances shall not constitute a Default by DO under this Agreement.
                              Subject to the footnotes to the table below, in the event that the cumulative quantity of Cumulative Annual Minimum Targeted Market
                              Performances for Devices to be sold, leased, or loaned-for-use placement within a Targeted Market by DO as of the expiration of any of the Performance Years 3, 4 or 5 is less than the cumulative number of such applicable Devices set forth as the Cumulative Annual Minimum Targeted
                              Market Performances applicable to such Targeted
                              Market for such Performance Year in the following table, and provided DO has met its Annual Minimum
                              Performances for such Performance Year, CCSI shall have the right, but not the obligation, to implement the "Strategic Remediation" as described in clause (ii) below, upon giving DO thirty (30) days prior written notice, provided that such notice is given within thirty (30) days after the expiration of such Performance Year.

                        (ii) Following DO's receipt of CCSI's thirty (30) day written notice to implement the "Strategic Remediation," the parties shall come together for a strategic meeting for the purpose of devising a six (6) month marketing plan designed to improve sales in the subject Targeted Market. The parties shall agree upon the six (6) month marketing plan within thirty (30) days of the strategic meeting and the six (6) month plan shall commence upon agreement of such plan. The plan shall contain targeted market performances (the "Remediation Goals") to be achieved during the six (6) month plan that shall not exceed what would be a pro rata portion of the Cumulative Annual Minimum Targeted Market Performances that would otherwise be applicable during the period of such six (6) month plan and the shortfall of the preceding year's performance. If actual sales and placement of Devices during the period of such six (6) month plan do not achieve the Remediation Goals, DO will still have until the end of the then-current Performance Year to meet the Cumulative Annual Minimum Targeted Market Performances applicable to such then-current Performance Year. If DO still has not achieved the Cumulative Annual Minimum Targeted Market Performances by the end of such Performance Year, then CCSI shall have the right but not the obligation to terminate DO's license in such Targeted Market (and DO shall be relieved from any obligation or responsibility to market or distribute Devices in such Targeted Market through its OM division and otherwise).

                    CUMULATIVE ANNUAL MINIMUM TARGETED MARKET
                                  PERFORMANCES*

Performance Year**         Cumulative Annual           Cumulative Annual        Cumulative Annual
                           Minimum Performances        Minimum Performances     Performances for
                           for Hospital Devices        for Home Healthcare      Pediatrician Devices
         X                          [*]                       [*]                       [*]
         X                          [*]                       [*]                       [*]
         3                          [*]                       [*]                       [*]
         4                          [*]                       [*]                       [*]
         5                          [*]                       [*]                       [*]

      *No Devices placed by DO with a customer shall be counted or included as a Device placed by DO for purposes of determining whether DO has satisfied the Cumulative Annual Minimum Targeted Market Performances for Devices except to the extent that DO has both (1) paid CCSI, or is not past due on such amounts then owed,+ for the DO Purchase Price for such Devices (and not just the applicable demo price) in any Performance Year; and (2) sold, leased or placed in a loan-for-use placement such Devices into the applicable Targeted Market.

      **For purposes of calculating whether DO has satisfied its Cumulative Annual Minimum Targeted Market Performances, the initial Performance Year shall be considered to commence on the date that is four (4) months after the date hereof (the "Four-Month Date") and concluding sixteen (16) months after the date hereof. Thereafter, each subsequent Performance Year shall be considered to commence on the anniversary date of the Four-Month Date and concluding twelve
(12) months after that anniversary date (such that the end of the fifth Performance Year shall be deemed to conclude at the end of the Initial Term). However, any and all Devices sold, leased or placed in a loan-for-use placement by DO (other than as a demo or replacement unit for which DO has not paid the DO Purchase Price (and not just the demo price, if any) to CCSI) during the initial four (4) months of this Agreement shall count towards DO's Cumulative Annual Minimum Targeted Market Performances for the initial Performance Year.

      +If such payments owed to CCSI by DO are not subsequently paid to CCSI when due, then retrospectively, CCSI may terminate DO's license for the applicable Targeted Market if such applicable Cumulative Annual Targeted Market Minimum Performances are not satisfied.

                  (e) Notwithstanding the foregoing provisions of this paragraph 6 of Section III and the Annual Minimum Performances and/or the Cumulative Annual Minimum Targeted Market Performances requirements thereunder:

                        (i) The Annual Minimum Performances and/or the Cumulative Annual Minimum Targeted Market Performances requirements are subject to reduction, as may be appropriate, if sales of the Products within the Territory or any applicable Targeted Market (as the case may be) are impaired as a result of the existence of one or more of the factors set forth in Attachment C hereto. The parties agree to cooperate with each other in good faith to determine the appropriate minimum performance requirements for the current or future Performance Year in which such cooperation is undertaken for the Products in such case or cases, including if necessary, a formal conference that will take place among four individuals, two representatives designated by the president or CEO of each party, at least one of whom shall be a senior sales or marketing executive;

                        (ii) During the Initial Term of this Agreement, in the event that DO satisfies its Annual Minimum Performances for the first two (2) Performance Years hereunder but then subsequently fails to satisfy the Annual Minimum Performances for Performance Years 3 or 4 (each a "Sub Performance Year"), DO shall be entitled to the next additional Performance Year (a "Grace Period Year") to cure any such failure, meaning that CCSI shall not have the right to terminate this Agreement on the basis of DO having failed to satisfy the Annual Minimum Performances for Performance Year 3 or 4 unless and until by the close of the next Performance Year immediately following such Sub Performance Year DO shall have failed to purchase (subject to all prior footnotes hereunder) enough Product to satisfy both the Annual Minimum Performances for the Grace Period Year and the shortfall by which DO had failed to satisfy the Annual Minimum Performances for the immediately preceding Sub Performance Year. All Annual Minimum Performances, as such may be adjusted pursuant to this subparagraph (e), must be satisfied by the end of the Initial Term, or the Initial Term of this Agreement shall expire; and

                        (iii) No more frequently than once each Performance
                              Year, if DO believes that any of the assumptions underlying the Annual Minimum Performances and/or the Cumulative Annual Minimum Targeted Market Performances (including any assumptions about market size or market penetration for any of the Targeted Markets) have been shown to be not accurate, DO may request that CCSI revisit the Annual Minimum Performances and/or the Cumulative Annual Minimum Targeted Market Performances. CCSI agrees to consider such request but shall be under no obligation under this subparagraph to agree to any specific change in the Annual Minimum Performances and/or the Cumulative Annual Minimum Targeted Market Performances.

            7. Terms of Payment. (a) CCSI shall invoice DO for Products, promptly after Products are shipped to DO, as follows: for all Products other than

Calibration Standards or Charges per Use, Demo Calibration Standards/Charges per Use and Evaluation Calibration Standards/Charges per Use, at the Minimum Transfer Price for such Products as set forth in Attachment A hereto; for Calibration Standards or Charges per Use, at the Minimum Transfer Price as set forth in Attachment A, provided, however, that the invoice shall also state separately the Initial Transfer Price payable within 30 days, as provided for in paragraph 5(e)(vii) of Section III and Attachment A, and the remainder of the invoiced amount will not be due until the earlier of 365 days after invoicing or the time when a Reconciled Amount is due pursuant to the following subparagraph; and for Product Components and Accessories, Software, Demo Calibration Standards/Charges per Use, and Evaluation Calibration Standards/Charges per Use, at the prices set forth in Attachment A. Except for the special provision in the preceding sentence relating to the portion of the invoice price for Calibration Standards or Charges per Use in excess of the Initial Transfer Price, DO shall pay all such invoices within thirty (30) days after receipt of same.

                  (b) Within thirty (30) days following the close of each quarter, DO shall calculate the DO Purchase Price as set forth in paragraph 5 of
Section III and Attachment A for Products sold, leased or placed in a loan-for-use placement during such just-completed quarter. DO shall also calculate the difference between the DO Purchase Price owed to CCSI and the Minimum Transfer Price stated on the Firm Purchase Order paid to CCSI for Products other than Calibration Standards/Charges per Use, and the difference between the DO Purchase Price owed to CCSI and either the Initial Transfer Price or the Minimum Transfer Price stated on the Firm Purchase Order paid for Calibration Standards/Charges per Use. Each such difference is referred to herein as a "Reconciled Amount." Within three (3) business days after completing such calculations, DO shall then remit to CCSI the net sum of such Reconciled Amounts. DO may deduct any credit due DO from future balances due to CCSI. With each such quarterly payment, DO shall deliver to CCSI a quarterly report that includes at least the following information: (i) Total quantity of each Product sold by DO; (ii)Total amount invoiced for each Product; and (iii)Total compensation payable to CCSI.

                  (c) With respect to any Calibration Standard/Charges per Use that is maintained in inventory by DO for more than one year, DO shall be obligated to pay to CCSI the balance due between the Minimum Transfer Price and the Initial Transfer Price stated on the Firm Purchase Order for such Products. Such payments shall be made 365 days after delivery to DO of such Products. Once such payment is made, and the Calibration Standard/Charges per Use is subsequently sold, the Reconciled Amount for such sale shall be the difference between the DO Purchase Price and the Minimum Transfer Price previously paid to CCSI. However, to satisfy Annual Minimum Performances or Annual Minimum Targeted Market Performances, DO must have paid CCSI any such balance due within the Applicable Performance Year.

                  (d) All payments payable by DO hereunder shall be paid to CCSI in U.S. dollars by wire transfer or by such other method mutually agreeable to the parties, to such bank account as CCSI shall designate in writing (with appropriate wiring instructions, if applicable) within a reasonable time prior to such due date. DO shall provide CCSI with notice of each such wire transfer. Any payments received by CCSI shall be applied first to the satisfaction of any unpaid accrued interest and then to the satisfaction of any unpaid principal.

                  (e) In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the first day after the payment was due, calculated at the annual rate of the sum of (i) one percent (1%) plus, (ii) the prime interest rate quoted by Citibank, N.A., New York, New York, on the date such payment is due, or on the date payment is made, whichever is higher, the interest being compounded on the last day of each calendar month; provided that in no event shall said annual rate exceed the maximum legal interest rate for corporations. Such payment when made shall be accompanied by all interest accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of CCSI or DO to any other remedy, legal or equitable, to which CCSI or DO may be entitled under this Agreement because of the delinquency of the payment.

                  (f) DO shall keep full and accurate books of account containing all particulars that may be necessary for the purpose of calculating all payments due to CCSI. Such books of account shall be kept by DO with all necessary supporting data and shall, for the two (2) years next following the end of the calendar year to which each shall pertain, be open for audit by an independent certified accountant selected by CCSI and reasonably acceptable to DO upon reasonable notice during normal business hours at CCSI's expense for the sole purpose of verifying payments or compliance with this Agreement, but in no event more than once in each calendar year. All information and data offered shall be used only for the purpose of verifying payments, and any post-audit claims shall be paid only if made by CCSI within two (2) years after CCSI's receipt of payment pursuant to this paragraph 7. CCSI shall disclose to DO the results of the audit and in the event that such audit indicates that in any calendar year that the payments which should have been paid by DO are at least ten percent (10%) greater than those which were actually paid by DO, then DO shall pay the cost of such inspection. In all other instances, CCSI shall be responsible for such payment. All underpayments and/or overpayments are due and payable to the respective party within three (3) business days after computation.

      8. Delivery. The Products shall be shipped to DO's place of destination, as described herein, at CCSI's expense. DO shall be responsible for obtaining any necessary insurance during this shipment. Title to and risk of loss of the Products shall pass to DO upon shipment of the Products from CCSI or CCSI's third-party manufacturer's manufacturing facilities to DO. The place of destination for all Products purchased by DO shall be a single location in the U.S. to be designated by DO. CCSI represents that its third-party manufacturer is obligated to deliver to CCSI at CCSI's request a "Certificate of Conformance" to Specifications for each Product manufactured by that third-party manufacturer for CCSI. CCSI agrees to provide delivery of a copy to DO of such a "Certificate of Conformance" for each Product manufactured by its third-party manufacturer for CCSI.

      9. CCSI Failure to Supply.

            (a) Except in connection with and to the extent of a Force Majeure Event, and subject to paragraph 4 of this Section III and Attachment A, CCSI shall fail to cause to be delivered the type and quantity of Products specified in any Firm Purchase Order (and, in the case of Firm Purchase Orders exceeding the forecasted quantity, expressly accepted by CCSI), delivered in a timely manner, and (i) such failure shall continue for sixty (60) days following written notice of such failure from DO, or (ii) such failure shall occur and continue for at least thirty (30) days following written notice of such failure from DO more than three (3) times in any eighteen (18) month period (provided that only one (1) event shall count toward such total of three
                  (3) in any three (3) month period), CCSI shall be deemed to be in Default (which Default shall not be subject to cure under paragraph 2 of Section VI of this Agreement or otherwise). Notwithstanding the foregoing, in the event DO terminates this Agreement, it will cooperate with CCSI to use commercially reasonable efforts to implement the Exit Transition.

            (b) CCSI shall not be liable in any respect (or be subject to termination of this Agreement), for any failure of supply or delay in supply, to the extent such failure or delay shall have been due to a Force Majeure Event. Such failure or delay shall not be deemed a Default by CCSI. In any such case, prompt written notice shall be given by CCSI to DO of the existence of such cause and of readiness to resume performance and CCSI shall use commercially reasonable efforts to rectify the Force Majeure Event. It is understood that neither party shall be required to settle a labor dispute against its will.

            (c) In the event that CCSI is unable to satisfy DO's requirements for Products (whether or not caused by a Force Majeure Event), CCSI shall allocate any available supply of Products to DO [*]. In addition, the parties recognize that, depending on the success of DO's efforts, DO may experience insufficient supplies of Products, possibly due to CCSI's failure to supply due to a Force Majeure Event or for any other reason (other than DO's failure to order Product within the required lead times hereunder in quantities which, had such orders been filled on a timely basis by CCSI, would have provided DO with adequate quantities of Product necessary for DO to satisfy its Annual Minimum Performances and Cumulative Annual Minimum Target Market Performances for the applicable period in question), but also even if all allowable orders are being placed and filled on a timely basis. In any such event, DO shall have the right during such periods of insufficient supplies to curtail its marketing and distribution activities to match the availability of Products, and such curtailment should not be deemed a Default by DO.

      10. Acceptance. DO shall have the right (but not the obligation) at its own expense to inspect Products for compliance with the Specifications at the Product Inspection and Acceptance Location during regular business hours on a schedule reasonably agreed upon by DO and CCSI. Failure to give written notice of rejection of the Products prior to the shipment of such Products to DO shall be deemed to be acceptance of such Products by DO, but shall not constitute a waiver or release by DO of any of CCSI's product warranties herein, and shall not be an indication that DO has determined that such warranties are satisfied, as such Products will be under the warranty of paragraph 1 of Section IV from the date of shipment to DO. Following receipt of DO's written notice of rejection of Products prior to shipment to DO, at DO's request, CCSI shall use commercially reasonable efforts to have available for inspection and shipment to DO 100% of the necessary replacement (conforming) Products at the Product Inspection and Acceptance Location within thirty (30) days of receiving such notice.

      11. Customer Support. CCSI and DO shall provide customer support for the Products as set forth in Attachment D hereto.

IV. COVENANTS, REPRESENTATIONS AND WARRANTIES

      1. Product Warranty. CCSI warrants that the Products shall be free from defects in material and workmanship and will conform to the Specifications (which among other things include that the manufacture, assembly, labeling and packaging of the Products have been performed under the regulatory standards of FDA QSR and GMP), in each case for a period of eighteen (18) months from the date of shipment to DO of Products hereunder. If any Product so shipped, or replacement part for the Product during the Product's warranty period, does not conform as aforesaid, CCSI will, at its sole cost and expense (excluding reimbursement of inbound freight charges but including outbound freight charges), and within a reasonable period of time not to exceed thirty-five (35) days, repair or replace (at the choice of CCSI) such non-conforming Product, or replacement part. The foregoing warranty does not extend to normal wear and tear, damage caused by the end user, Product misused or modified in a manner not authorized by the Specifications of the Product or by CCSI, or Product repaired by persons other than CCSI or its authorized manufacturers. Subject to the provisions of Section V below, it is understood and agreed by the parties herein that such repair or replacement shall be the exclusive remedy for DO with respect to a breach of this warranty, and that a breach of this warranty shall not be considered a Default provided that CCSI timely complies with the repair/replacement remedy specified above. It is also understood and agreed that such warranty for any Devices shall be immediately void and of no further force and effect if the Device is not calibrated with the Calibration Standard (TLc-Lensette(trademark)). CCSI warrants that the medium upon which the Software is provided by CCSI to DO shall be free from defects in material and workmanship under normal use for a period of 90 days from the date of DO's receipt thereof. Subject to the provisions of Section V below, it is understood and agreed that DO's exclusive remedy for breach by CCSI of this limited warranty shall be replacement of any defective medium within fifteen (15) days following its return to CCSI and that a breach of this warranty shall not be considered a Default provided that CCSI timely complies with such replacement remedy. Except as expressly stated herein, CCSI disclaims all warranties, whether express or implied, with respect to the Products, including, without limitation, any warranties of merchantability or fitness for a particular purpose.

      2. Legal Compliance. CCSI agrees to use its best efforts to cause the manufacture and distribution of the Products to DO to be in compliance with the provisions of all applicable U.S., state and local statutes, regulations and other governmental requirements including, but not limited to, the medical device provisions of the Federal Food, Drug and Cosmetic Act and regulations promulgated by the FDA relating to clearance for commercial distribution, labeling and good manufacturing practices.

      3. General Representations. CCSI represents and warrants to DO that:

            (a) CCSI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the character of the property owned or leased by it makes such licensing or qualification by it necessary, except to the extent that such failure to be so licensed or qualified does not have a material adverse affect on CCSI. CCSI has all requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted and to execute and deliver this Agreement and to perform its obligations hereunder.

            (b) The execution and delivery by CCSI of this Agreement and the Confidence Agreement entered into between CCSI and Ohmeda, Inc. (predecessor of interest to DO) dated as of October 16, 1998 (the "Confidence Agreement") and the consummation by it of the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of CCSI. This Agreement and the Confidence Agreement constitute the legal, valid and binding obligation of CCSI, enforceable against it in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

            (c) The execution and delivery by CCSI of this Agreement and the Confidence Agreement and the performance of its obligations hereunder and thereunder does not violate (i) the Certificate of Incorporation or By-Laws of CCSI, or (ii) any law, rule, regulation, judgment, award or decree of any court or other governmental authority, or (iii) except for the Medical International Agreement, any note, indenture, mortgage, agreement or other instrument to which CCSI is a party, or by which CCSI or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such note, indenture, mortgage, agreement or other instrument, or result in the creation or imposition of any lien of any nature whatsoever upon any of the properties or assets of CCSI, limited in the case of clauses (ii) or (iii), to those matters which would have a material adverse effect on CCSI or the transaction contemplated hereby. As to the Medical Instruments Agreement, CCSI represents, warrants and covenants that it is free to terminate such agreement without penalty upon thirty
                  (30) days' prior written notice to Medical Instruments, that it shall immediately provide such written notice of termination to Medical Instruments upon execution of this

                  Agreement, such termination to be effective in thirty (30) days, and that in the event of any claim by Medical Instruments against DO, DO shall be defended, indemnified and held harmless by CCSI in accordance with the procedures set forth in paragraph 5 of Section V of this Agreement.

            (d) No material authorization, approval, order, license, permit, franchise or consent and no material registration, declaration, notice or filing by or with any court, administrative agency or other governmental authority is required for the execution and delivery by CCSI of this Agreement and the Confidence Agreement or the consummation by it of the transactions contemplated hereby and thereby.

            (e) The Device and the Calibration Standards have all necessary FDA clearances and approvals so that OM may begin distribution of these specific Products immediately upon execution of this Agreement.

            (f) CCSI is not aware of any infringement by a third party of any of the United States patents identified in paragraph 2(b) of
                  Section III.

            (g) The representations and warranties contained in this paragraph 3 of Section IV do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein not misleading.

      4. Non-Compete Covenants. During the Term of this Agreement, (i) DO shall not directly or indirectly market, sell or distribute any other product for the noninvasive measurement or detection of newborn bilirubinemia (infant jaundice), nor will DO permit any of DO's Affiliates to do so, and (ii) CCSI shall not directly or indirectly market, sell or distribute the Products or any other product for the monitoring of newborn bilirubinemia (infant jaundice), or treatment of same using photo-elevtive equipment in the Targeted Markets within the Territory, except as may be expressly provided otherwise herein, nor will CCSI permit any of its Affiliates to do so, nor will CCSI knowingly permit any third party to directly or indirectly market, sell or distribute the Products in the Targeted Markets within the Territory for use in monitoring newborn bilirubinemia (infant jaundice), nor will CCSI sell the Products to any third party that CCSI knows intends to divert the Products for use or sale in the Targeted Markets within the Territory for use in monitoring newborn bilirubinemia (infant jaundice). Without limiting the generality of CCSI's obligation under clause (ii) of this paragraph, CCSI specifically agrees that if at any time during the Term of this Agreement it markets, sells or distributes any product (including any device and/or calibration standard or other disposable) for the monitoring of newborn bilirubinemia (infant jaundice) in a market within the Territory other than the Targeted Markets, or authorizes any third party to do so, CCSI shall take all reasonably necessary steps, including without limitation labeling, product design, regulatory approvals, and/or distributor training, to prevent such products from being sold into or marketed for use in the monitoring of newborn bilirubinemia (infant jaundice) in the

Targeted Markets within the Territory. DO and DO's Affiliates may market, sell and distribute (a) other stand-alone products for the invasive measurement or detection of newborn bilirubinemia (infant jaundice), provided, however, that the marketing, sales and distribution of any product for such invasive measurement or detection is conducted by personnel other than personnel conducting the marketing, sales and distribution of the Products, and (b) other products that use invasive detection techniques for an array of conditions including newborn bilirubinemia (infant jaundice), provided that (i) DO may not develop or introduce such a product to the market, (ii) DO believes that it must offer such a product or products to be competitive, and (iii) an equivalent product, taking into account all aspects of medical, commercial and regulatory factors, is not available from CCSI.

      5. Marketing and Distribution Efforts. Subject to the second sentence of paragraph 8 of this Section IV, DO agrees to use commercially reasonable efforts to implement its Marketing and Distribution Plan for the Targeted Markets within the Territory and to provide sales, marketing, training, in-servicing and distribution coverage for the Products in the Targeted Markets within the Territory. If and when Charges per Use becomes legally marketable and commercially available, DO may market, sell and distribute Calibration Standards and/or Charges per Use in such ratios as DO may determine.

      6. Marketing Abilities. DO warrants and represents that OM, together with relevant supporting personnel and resources from DO within the home healthcare marketing channel, has the ability to provide sales, marketing, training, in-servicing and distribution coverage for the Products in the Targeted Markets within the Territory.

      7. Training. Subject to the second sentence of paragraph 8 of this Section IV, DO agrees to provide applicable Product Information in accordance with Attachment B to DO's representatives and dealers to whom DO distributes the Products in the Targeted Markets within the Territory and to use commercially reasonable efforts to ensure, within a reasonable period of time, that distribution representatives and dealers of DO to whom DO distributes Products are provided training reasonably equivalent to that which DO provides to its own sales force, as described in its Marketing and Distribution Plan, which training includes information regarding in-servicing of customers and end users.

      8. DO's Performance by OM. The legal parties to this Agreement are CCSI and DO, each of which shall be liable for its non-performance of all of its obligations under this Agreement, subject to the limitation of liability set forth in paragraph 6 of Section V of this Agreement. However, notwithstanding the foregoing or any other provision hereunder to the contrary, DO shall have no obligation hereunder (and is not expected) to utilize any of its marketing or distribution personnel or resources in the performance of any of its obligations under this Agreement other than (i) its OM division, and (ii) its home healthcare marketing channel (and with CCSI's acknowledgment and agreement that OM may, but is not obligated to, assume management of that home healthcare marketing channel at some time in the future).

      9. Records. DO agrees to maintain proper books and records (including OM's books and records) with respect to the Products, such books and records to be kept in accordance with sound accounting principles consistent with DO's ongoing bookkeeping practices so as to accurately reflect DO's sales and revenue information relating to the Products.

      10. Force Majeure. DO shall not be liable in any respect (or be subject to termination of this Agreement), for delay or failure to perform any of DO's obligations under this Agreement (including OM's obligations to market and distribute the Products) to the extent that such failure or delay shall have been due to a Force Majeure Event. In any such case, prompt notice shall be given by DO to CCSI of the existence of such cause and of readiness to resume performance and DO shall use commercially reasonable efforts to rectify such Force Majeure Event. It is understood that neither party shall be required to settle a labor dispute against its will.

      11. General Representations. DO represents and warrants to CCSI that:

            (a) DO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the character of the property owned or leased by it makes such licensing or qualification by it necessary, except to the extent that such failure to be so licensed or qualified does not have a material adverse affect on DO. DO has all requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted and to execute and deliver this Agreement and to perform its obligations hereunder.

            (b) The execution and delivery by DO of this Agreement and the Confidence Agreement and the consummation by it of the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of DO. This Agreement and the Confidence Agreement constitute the legal, valid and binding obligation of DO, enforceable against it in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

            (c) The execution and delivery by DO of this Agreement and the Confidence Agreement and the performance of its obligations hereunder and thereunder does not violate (i) the Certificate of Incorporation or By-Laws of DO, or (ii) any law, rule, regulation, judgment, award or decree of any court or other governmental authority, or (iii) any note, indenture, mortgage, agreement or other instrument to which DO is a party, or by which DO or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such note, indenture, mortgage, agreement or other instrument, or result in the creation or imposition of any lien of any nature whatsoever upon any of the properties or assets of DO, limited in the case of clauses (ii) or (iii), to those matters which would have a material adverse effect on DO or the transaction contemplated hereby.

            (d) No material authorization, approval, order, license, permit, franchise or consent and no material registration, declaration, notice or filing by or with any court, administrative agency or other governmental authority is required for the execution and delivery by DO of this Agreement and the Confidence Agreement or the consummation by it of the transactions contemplated hereby and thereby.

            (e)   OM is a division of DO.

            (f) The representations and warranties contained in this paragraph 11 of Section IV do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein not misleading.

      12. Third Party Infringement. In the event of infringement of any CCSI U.S. Patent on the Device or on the Calibration Standard by a third-party whose infringing sales in the Targeted Markets within the Territory for use in monitoring newborn bilirubinemia (infant jaundice) constitute or, in the good faith judgment of the parties and as agreed to by them, highly probably will constitute [*] or more on an annualized basis of DO's total annual sales of these Products in the Targeted Markets within the Territory: (a) CCSI and DO shall jointly bring and actively prosecute a civil action against the infringing third-party; or, at DO's election made before the bringing of any civil action and made within thirty (30) days of receiving notice of CCSI's intent to file such an action, (b) CCSI shall bring a civil action in CCSI's name alone or in the name of both CCSI and DO against the infringing third-party and DO shall assign to CCSI DO's right to sue for and recover on DO's claims for past, present and future damages against that infringing third-party relating to such infringement and CCSI shall bear all of the expenses of such civil action and retain all of the monetary recovery in that civil action. If DO elects option
(a) above, CCSI shall be responsible at its expense for and control the preparation and trial by counsel of its choice of the patent liability issues of validity, enforceability and infringement and the damage issues of CCSI's damage claim and DO shall be responsible at its expense for and control the preparation and trial by counsel of its choice of the damage issues of DO's damage claim and the parties shall share in the sum total of any monetary recovery, or settlement agreed to in good faith by both parties, in that action, after reimbursement of the expenses (other than internal costs) incurred in that action by the parties, with CCSI's share being [*] and DO's share being [*]. If DO elects option (b) above, DO shall cooperate reasonably with CCSI in such action at CCSI's request and expense. Nothing herein shall preclude CCSI from brining a civil action against such infringing third-party notwithstanding that the [*] or more percent of annual sales requirement is not met.

      The foregoing provisions also shall apply (i) to any infringement action that CCSI chooses to bring where the infringing sales do not meet the [*] or more of annual sales requirements; and (ii) to a counterclaim for patent infringement in the event of a declaratory judgment action being commenced by such a third-party infringer, except that the [*] or more of annual sales requirement shall not be applicable to such declaratory judgment. DO shall not charge any third-party, directly or indirectly, with infringement of any CCSI patent so as to create a case or controversy permitting that third-party to bring such a declaratory judgment action.

      Each party shall promptly give notice to the other of any such infringement or threatened infringement which shall at any time come to either party's knowledge.

      13. Other CCSI Covenants.

            (a) LED and Modified Devices. CCSI will use its best efforts to develop a mass manufacturing prototype for the LED Device within one (1) year of the date of this Agreement. CCSI will also attempt to obtain FDA clearance as soon as reasonably possible. If FDA clearances are obtained for the LED Device, CCSI will manufacture or cause a third party manufacturer to manufacture the LED Device for availability to DO under the terms of this Agreement. CCSI shall use commercially reasonable efforts to complete work on the Modified Devices as soon as reasonably possible. If regulatory, including FDA and UL clearances, are obtained, CCSI shall manufacture or cause a third-party manufacturer to manufacture such Devices for availability to DO under the terms of this Agreement. Failure to obtain FDA or UL clearances for such LED Device or Modified Devices will not be a breach of this Agreement as long as such best efforts or commercially reasonable efforts required by this Agreement, respectively as the case may be, are made by CCSI.

            (b) Y2K. The transition to the Year 2000 will not affect the correct functioning or performance of any date or time-related functions contained within any Products.

      14. DO Subdistributors and Agents. DO shall be entitled to use subdistributors and/or third-party agents in respect of satisfying its obligations hereunder regarding solely the marketing, distribution, servicing and training in respect of the Products. Any such subdistributor or third-party agent shall only be authorized by DO to market, sell and distribute the Products in the Targeted Markets within the Territory for use in monitoring newborn bilirubinemia (infant jaundice) in accordance with DO's license under paragraph 2 of Section III. Any such subdistributor or third-party agent who receives any information that is specifically and clearly identified or marked by CCSI as CCSI confidential information (and, if communicated orally, confirmed in a single written document to DO) with respect to the Products or CCSI, before receiving such CCSI confidential information from CCSI or DO, shall have signed a confidentiality form agreement to be prepared by CCSI that will obligate such subdistributor or third-party agent to protect the CCSI confidential information. DO will undertake to have this agreement signed and provided to CCSI, but shall have no obligation to enforce any such agreement, provided, however, subject to paragraph 7 of Section V, DO will not disclose any CCSI confidential information to such subdistributor or third-party agent who has not signed such an agreement. CCSI shall have the right to enforce such agreements with any such subdistributor and/or third-party agent and shall be a third-party beneficiary of any further confidentiality agreement between DO and any such subdistributor and/or third-party agent. The breach by any such subdistributor and/or third-party agent of its confidentiality obligations hereunder or under the terms of its appointment as a subdistributor and/or third-party agent shall not be deemed to be a Default by DO under this Agreement, provided, however, that DO will cooperate with CCSI should CCSI deem it necessary to take all reasonably necessary steps to address such breach, including where appropriate termination by DO of its supply of Products to such subdistributor and/or third-party agent.

V. INDEMNIFICATION AND CONFIDENTIALITY

      1. CCSI General Indemnification. CCSI shall indemnify, defend and hold DO, its officers, directors, shareholders and employees harmless from and against any and all claims, demands, actions, and suits ("Claims") made or brought by third parties (unaffiliated with DO) for any resulting losses, liabilities, damages, injuries, fines, penalties, costs and expenses, including, without limitation, court costs and reasonable fees of attorneys and other professionals and experts retained for trial and on appeal where the Claim is based on (i) any material breach by CCSI of the warranties set forth herein (or the warranties made or approved by CCSI, if any, set forth in the Product Information) or any material breach by CCSI in the observance or performance of any of its obligations pursuant to this Agreement or the Confidence Agreement, (ii) the negligent handling of the Products by CCSI, (iii) defects of the Products in design, manufacture, materials or workmanship, (iv) any incorrect or inadequate warning labels or written instructions relating to the use, handling or function of the Products that accompany the Products when shipped, or (v) any other Claim based on any theory of product liability not falling within clauses (i) through
(iv) other than one arising out of or based upon DO's negligent, reckless or willful misconduct. DO shall give CCSI prompt written notice of any such Claim.

      2. DO General Indemnification. DO shall indemnify, defend and hold CCSI, its officers, directors, shareholders and employees harmless from and against any and all Claims made or brought by third parties (unaffiliated with CCSI) for any resulting losses, liabilities, damages, injuries, fines, penalties, costs and expenses, including, without limitation, court costs and reasonable fees of attorneys and other professionals and experts retained for trial and on appeal, where the Claim is based on (i) any material breach by DO of the warranties set forth herein or any material breach by DO in the observance or performance of any of its obligations pursuant to this Agreement and the Confidence Agreement,
(ii) claims whether written or oral made by DO or its subdistributors or third-party agents relating to the Products in its advertising, publicity, promotion, distribution or sale of the Products where such claims were outside the scope of the Product Information made or approved by CCSI and not otherwise made or approved in writing by CCSI, (iii) the negligent handling of the Products by DO, or (iv) failure by DO or any of its subdistributors or third party agents who market the Products to comply with applicable FDA regulatory requirements. CCSI shall give DO prompt written notice of any such Claim.

      3. CCSI Intellectual Property Indemnification. CCSI shall indemnify, defend and hold DO, its officers, directors, shareholders and employees harmless from and against any and all Claims made or brought by third parties (unaffiliated with DO) arising out of or relating to any infringement or claim of infringement of patents, trademarks, copyrights, or trade secrets by (i) any Products, (ii) any portion of any labeling affixed to any Products at CCSI's request, (iii) trade marks or service marks owned or used by CCSI to name or identify itself or any of its products, including the Products, (iv) any operating manuals, instructions for use or licensing folder for software used in connection with the Products that accompany the Products when shipped, and/or (v) any portion of any advertising, publicity or promotional material published by or at CCSI's request (but not as to any trademarks or service marks owned or used by DO or its subdistributors or third party agents to name or identify itself or any of its products other than the Products). DO shall give CCSI prompt written notice of any such Claim.

      4. DO Intellectual Property Indemnification. DO shall indemnify, defend and hold CCSI, its officers, directors, shareholders and employees harmless from and against any and all Claims made or brought by third parties (unaffiliated with CCSI) arising out of or relating to infringement or claim of infringement of trademarks or copyrights by (i) any of DO's products other than the Products,
(ii) any portion of any labeling affixed to any Products at DO's request, (iii) trade marks or service marks owned or used by DO to name or identify itself or any of DO's products (other than the Products), (iv) any portion of any advertising, publicity or promotional material published by or at DO's request (but not as to any trademarks or service marks owned or used by CCSI to name or identify itself or any of its products, including the Products). CCSI shall give DO prompt written notice of any such Claim.

      5. Defense of Third Party Claims. A party (the "Indemnifying Party") indemnifying another party (the "Indemnified Party") pursuant to this Agreement shall have the right, in its discretion and at its election, to assume and control the defense of any Claim provided that the Indemnifying Party notifies the Indemnified Party of such election within a reasonable time period under the circumstances. The Indemnified Party if notified of the Indemnifying Party's election to do so within such reasonable time frame, will permit the Indemnifying Party to assume and control the defense of such Claim in the name of the Indemnified Party in any appropriate administrative or judicial proceedings and will take whatever actions may be reasonably requested of the Indemnified Party to permit the Indemnifying Party to conduct such defense and to settle or to obtain an adjudication of such Claim on the merits, including the signing of pleadings and other document, if necessary; provided, however, that the Indemnifying Party shall defend the Claim with counsel reasonably satisfactory to the Indemnified Party and provide the Indemnified Party with evidence reasonably satisfactory to the Indemnified Party that the Indemnifying Party can satisfy the Claim if it is upheld. In addition to the liability for ultimate settlement or judgment, if any, arising out of any such Claim under this Agreement, the Indemnifying Party shall be solely responsible for all the expenses incurred in connection with such defense, regardless of the outcome. However, the Indemnifying Party shall not be responsible for any expenses, including attorneys' fees and costs, incurred by the Indemnified Party to monitor the defense of the Claim by the Indemnifying Party. In the event that the Indemnifying Party does not elect to assume the defense of any such Claim under the terms of this Agreement, the Indemnified Party shall be entitled to conduct such defense, and to settle such Claim (but such settlement, in those cases where the Indemnifying Party has acknowledged and confirmed its indemnification obligation, including its obligation to indemnify for any settlement entered into with its consent, shall be with the consent of the Indemnifying Party), and the Indemnifying Party's indemnification obligation under this Agreement shall apply to such defense or settlement.

      6. Damages.

            (a)   Except as provided in subparagraph (b) of this paragraph 6 of
                  Section V, neither party shall be liable to the other party for special, incidental, consequential, indirect or punitive damages. Without limiting the generality of the foregoing sentence, DO shall not be liable to CCSI for any consequential damages for DO's failure to successfully market and distribute the Products.

            (b) A party shall not be entitled to rely upon or receive the benefit of the limitation on damages set forth in subparagraph
                  (a) of this paragraph 6 of Section V if such party: (i) terminates this Agreement or the license for any Targeted Market prior to the expiration thereof, other than as termination is expressly permitted by this Agreement in paragraph 6 of Section III or paragraph 2 of Section VI, or violates the Agreement with respect to DO's option for the Extended Term as provided in paragraph 1 of Section VI; (ii) violates its respective non-compete covenant as set forth in paragraph 4 of Section IV; or (iii) violates its obligation to protect the other party's Confidential Information, as set forth in paragraph 14 of Section IV, paragraphs 7, 8, and 10 of this Section V, and in the Confidence Agreement.

      7. CCSI Confidential Information. DO acknowledges that all technical, financial, marketing, or sales information and business plans disclosed by CCSI to DO relating to the Products, together with any other information designated as confidential and provided by CCSI to DO hereunder, is confidential proprietary information and shall remain the exclusive property of CCSI (the "CCSI Confidential Information"). Except as otherwise expressly provided in this Agreement, DO shall not disclose or use CCSI Confidential Information for any purpose other than the performance of its obligations pursuant to, or to enforce its rights under this Agreement, without the prior written consent of CCSI, and in no event shall DO use such information to reverse engineer the Products. DO's obligations under this paragraph 7 of Section V and under the Confidence Agreement shall survive the termination of each of such agreements.

      8. DO Confidential Information. CCSI acknowledges that all technical, financial, marketing, or sales information and business plans disclosed by DO to CCSI relating to the Products, together with any other information designated as confidential and provided by DO to CCSI hereunder is confidential proprietary information and shall remain the exclusive property of DO (the "DO Confidential Information"). Except as otherwise expressly provided in this Agreement, CCSI shall not disclose or use DO Confidential Information for any purpose other than the performance of its obligations pursuant to, or to enforce its rights under this Agreement, without the prior written consent of DO. CCSI's obligations under this paragraph 8 of Section V and under the Confidence Agreement shall survive the termination of each of such agreements.

      9. Exclusions. "CCSI Confidential Information" and "DO Confidential Information," as those terms are defined above, shall not include information which:

            (a) at the time of disclosure by one party to the other party was in the public domain;

            (b) after disclosure by one party to the other party becomes part of the public domain by publication or otherwise, except by breach of this Agreement, or of the Confidence Agreement;

            (c) the receiving party can establish, by clear and convincing evidence, was in its possession at the time of disclosure by the other party and was not acquired, directly or indirectly, from the other party; or

            (d) is received from a third party and, the receiving party can establish by clear and convincing evidence, was in that third party's possession at the time of disclosure by the other party to the receiving party and was not acquired by the third party directly or indirectly from the other party.

            Proof of the existence of information qualifying under the exclusions (c) or (d) above shall not be deemed to negate the confidential and proprietary nature of the information.

      10. Required Disclosure. In the event that the receiving party is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any confidential information of the other party (including disclosures to regulatory agencies such as the FDA), the receiving party will, to the extent it is aware of such fact, provide the other party with prompt written notice of such requirement prior to any disclosure so that the other party may seek (with the cooperation of the receiving party) a protective order or other appropriate remedy against disclosure and/or waive compliance with the provisions of paragraphs 7 and 8 of this Section V. In the event that such protective order or other remedy is not obtained, the receiving party shall furnish only that portion of the confidential information which it is then legally required to furnish.

      11. Return of Confidential Information. Upon termination of this Agreement for any reason, the parties shall return to each other all confidential information of the other party, except that each party shall be entitled to have its legal counsel maintain one archival copy.

      12. Injunctive Relief. The parties recognize that damages at law would be an insufficient remedy in the event of a material breach by a party hereto of the terms of paragraph 14 of Section IV and paragraphs 7, 8 and 10 of this
Section V and that the other party shall be entitled, upon application to a court of competent jurisdiction, to seek preliminary (without the posting of a bond) and permanent injunctive relief to enforce the terms of paragraph 14 of
Section IV and paragraphs 7, 8 and 10 of this Section V. Subject to paragraph 6 of this Section V, nothing contained herein shall be construed as prohibiting the aggrieved party from pursuing such other remedies as may be available for such a breach or threatened breach of paragraph 14 of Section IV or paragraphs 7, 8 or 10 of this Section V, including, but not limited to, recovery of monetary damages.

VI. TERM AND TERMINATION

      1. Term.

            (a) The initial term of this Agreement shall begin on the date of this Agreement and shall end on October 7, 2004 (the "Initial Term"), unless earlier terminated in a manner expressly permitted hereunder. Subject to paragraph 1(b) of this Section VI below, in the event that the Annual Minimum Performances are satisfied (including purchasing the required quantities) during each of the applicable Performance Years (subject to paragraph 6(e) of Section III above), the Initial Term may be extended at DO's option for an additional term of five (5) years (the "Extended Term"), provided, however, that such Extended Term shall not apply to any Targeted Markets for which DO's rights to exclusively market and distribute the Products have been terminated by CCSI (and as of the end of the Initial Term remains terminated) as a result of DO having failed to satisfy the Cumulative Minimum Targeted Market Performances (subject to paragraph 6(e) of Section III above), for each of the applicable Performance Years.

            (b) If DO exercises its option for the Extended Term, then the Annual Minimum Performances and the Cumulative Annual Minimum Targeted Market Performances set forth in the following tables shall be DO's Annual Minimum Performances and Cumulative Annual Minimum Targeted Market Performances to be purchased by DO at the DO Purchase Price from CCSI and sold by DO within each applicable Performance Years 6-10; provided, however, that DO's failure to meet such Annual Minimum Performances and Cumulative Annual Minimum Targeted Market Performances shall not constitute a Default by DO under this Agreement.

                           ANNUAL MINIMUM PERFORMANCES

Performance Year        Minimum Performance for Units           Minimum Performances
                        of Devices                              for Units of Calibration
                                                                Standards or Charges per Use
         6                       [*]                                         [*]

         7                       [*]                                         [*]

         8                       [*]                                         [*]

         9                       [*]                                         [*]

         10                      [*]                                         [*]

              CUMULATIVE ANNUAL MINIMUM TARGETED MARKET PERFORMANCE

Performance Year     Cumulative Annual Minimum Performance for Hospital Devices
Cumulative Annual Minimum Performance for Home Healthcare Devices Cumulative Annual Minimum Performance for Pediatrician Devices

6        [*]               [*]              [*]
7        [*]               [*]              [*]
8        [*]               [*]              [*]
9        [*]               [*]              [*]
10       [*]               [*]              [*]

      All terms and conditions of this Agreement, including all explanatory footnotes contained in paragraph 6 of Section III, shall apply during the Extended Term except as follows: (i) there shall be no opportunity for Strategic Remediation under paragraph 6(d) of Section III; (ii) there shall be no Grace Period Years under paragraph 6(e)(ii) of Section III; (iii) the Minimum Transfer Price for Calibration Standards/Charges per Use at the beginning of Performance Year 6 shall be the higher of [*] or the Minimum Transfer Price in effect at the end of Performance Year 5, provided, however, that the provisions of paragraph 5(e) of Section III shall continue to apply to such Minimum Transfer Price; (iv) DO purchases in excess of the Annual Minimum Performance for any Performance Year shall not be carried over and applied to a subsequent Performance Year on a cumulative basis; (v) Annual Minimum Performances may not be satisfied through pre-payments or adding Products to inventory; (vi)[*]; (vii) there shall be annual termination rights by CCSI if Annual Minimum Performances or Cumulative Annual Targeted Market Minimum Performances are not paid in full by DO to CCSI within each Performance Year and sold, leased, or placed on loan for use within each Performance Year; and (viii) prices for Demo Calibration Standards/Charges per Use and Evaluation Calibration Standards/Charges per Use will be reestablished by CCSI for Performance Years 6-10.

      If DO wishes to exercise its option for the Extended Term but in good faith believes that any of the foregoing minimums are not achievable, DO shall so notify CCSI at least ninety (90) days before the end of the Initial Term. Thereafter, the parties will negotiate in good faith and attempt to reach a new set of minimums. If no agreement can be reached before the end of the Initial Term, the Agreement shall terminate and the Exit Transition shall begin.

            (c) Notwithstanding any of the foregoing, upon any termination of this Agreement (other than a wrongful termination by CCSI or DO in breach of this Agreement), the parties will cooperate to implement the Exit Transition.

      2. Termination for Default. Subject to paragraph 9(b) of Section III and paragraph 10 of Section IV, either party may terminate this Agreement by giving written notice of such termination in the event of a Default by the other party and such Default has not been cured within thirty (30) days after the defaulting party has received written notice specifying the Default and requesting that it be cured. Except as otherwise provided herein, termination of this Agreement for Default shall not impair the terminating party's other rights and remedies for such Default.

      3. Default. A party shall be in "Default" and shall be deemed to have committed a material breach of this Agreement if:

            (a) it voluntarily files a petition under the federal Bankruptcy Act or any similar or successor law relating to bankruptcy, insolvency, arrangement, or reorganization or under any state bankruptcy or insolvency act, or admits its insolvency or the inability to pay its debts, or fails within ninety (90) days, to gain a discharge or stay of involuntary proceedings brought for its reorganization, dissolution, or liquidation, or is adjudged as bankrupt, or has a trustee or receiver appointed, or makes an assignment for the benefit of its creditors, or if there is an attachment, execution, or other judicial seizure of any material portion of its assets which is not discharged or stayed within ninety (90) days; or

            (b)   it materially breaches any term of this Agreement.

      4. Direct Purchases.

            (a) In the event of a Default defined in paragraph 9 of Section III by CCSI relating to the delivery (or failure or delay in delivery) of the Products (a "Delivery Breach"), DO shall have the irrevocable right and license, but not the obligation, to purchase Products directly with third-party manufacturers under contract with CCSI for the manufacture of the Products at the DO Purchase Price under relevant terms of this Agreement until such time as the occurrence or condition that gave rise to such Delivery Breach has been remedied to DO's and CCSI's reasonable satisfaction. In such event, DO shall pay the DO Purchase Price less a reasonable administration fee to CCSI and CCSI shall remit to such third-party manufacturer the amount that such third-party manufacturer would ordinarily receive from CCSI for the manufacture of such Products under CCSI's agreement with its third-party manufacturer. Any such Products purchased by DO would count towards the satisfaction of DO's applicable Annual Minimum Performances and Cumulative Annual Minimum Targeted Market Performances.

            (b) In the event of a Delivery Breach of the kind that allows CCSI the right to terminate its agreement with its third-party manufacturer, DO has the right to require CCSI either, at CCSI's option, (i) to begin direct manufacturing of Products itself, or (ii) to select and negotiate in good faith a contract with a new U.S. based third-party manufacturer that is FDA compliant and ISO 9001/EN 46001 or ISO 9002/EN 46002 certified as required (reasonably satisfactory to DO and CCSI) to manufacture the Products for CCSI on terms and conditions substantially equivalent to CCSI's agreement with its third-party manufacturer, at least until such time as the occurrence or condition that gave rise to such Delivery Breach has been remedied to DO's reasonable satisfaction. Before the contract with any new U.S. based third-party manufacturer for the LED Device is finalized, DO shall have the right to match the terms and conditions of such contract and assume responsibility for the manufacture of the LED Device on such further terms and conditions relating to protection for CCSI's manufacturing needs in the event of termination of this Agreement as will be mutually agreed upon by the parties and DO shall, in good faith, revise any relevant terms of this Agreement in accordance with DO being the third party manufacturer. CCSI shall have the right to verify that such manufacturer can specifically comply with FDA requirements and ISO 9001/EN 46001 or ISO 9002/EN 46002 requirements, as required relative to the manufacture of the Products before being obligated to use such manufacturer.

VII MISCELLANEOUS

      1. Insurance. Within thirty (30) days of the effective date of this Agreement, and throughout the Term of this Agreement thereafter, CCSI and DO shall each maintain one or more commercial general liability insurance policies
(i) that, in the aggregate, shall provide coverage, including products liability coverage, of not less than [*] per occurrence and [*] aggregate, and (ii) that, in the aggregate, shall have a maximum deductible of [*] per occurrence and [*] aggregate. The policies shall be issued by an insurance company with a minimum Best's rating of A-XII or an equivalent rating from a nationally recognized credit rating agency. Each policy shall provide coverage for Claims arising within the Territory. In addition, CCSI and DO shall each maintain an excess liability policy of no less than [*]. CCSI and DO shall provide each other with evidence that none of its insurance policies for the foregoing insurance may be modified or terminated without the carrier providing at least thirty (30) days prior written notice to both parties hereunder except for ten (10) days notice prior to cancellation for non-payment of premiums. Upon request, CCSI and DO shall annually exchange certificates of insurance evidencing compliance with the provisions of this paragraph.

      2. Media Releases. No media releases, public announcements or public disclosures by either party or its employees relating to this Agreement or the subject matter of this Agreement, including, without limitation, promotional or marketing material, shall be made without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed, except to the extent that CCSI or DO (or its parent) is required to make public disclosure or announcements of any information relating to this Agreement in accordance with the requirements of applicable securities laws or U.S. generally accepted accounting principles.

      3. Notice. Any notice permitted or required to be given under this Agreement may be sent by personal delivery, commercial courier service, facsimile transmission or registered or certified mail, return receipt requested, properly directed to the recipient at the address set forth below the party's signature in this Agreement. Notices shall be deemed given as and when received. Either party may change its address by giving written notice of the change in the manner provided above for giving notice.

      4. Integration; Amendment; Nonwaiver. This Agreement, including all Attachments, constitutes the entire agreement of the parties with respect to its subject matter and supersedes and cancels all other prior and contemporaneous agreements, discussions or representations, whether written or oral with the exception of the Confidence Agreement between the parties. No modification of this Agreement shall be enforceable unless reduced to writing and signed by duly authorized representatives of both parties. Failure of either party, at any time, to enforce any provision of this Agreement shall not preclude any other or further enforcement of such provisions or the exercise of any rights. No waiver of a breach of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such waiver is sought.

      5. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. If any provision is deemed invalid or unenforceable, the remainder shall be construed to give effect to the parties' intent to the extent permitted by applicable law.

      6. Choice of Law. This Agreement shall be governed by and interpreted according to the laws of the State of New York, and of the U.S. without reference to their laws relating to conflicts of law, and shall not be governed or affected by the United Nations Convention for the International Sale of Goods.

      7. Successors and Assigns. This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and shall not be assigned in whole or in part by either of the parties hereto to any other person, firm or corporation without the prior written consent of the other party hereto, except that either party may assign this Agreement to a subsidiary without releasing the assignor from liability hereunder, such assignment to remain effective so long as the assignee remains a subsidiary of assignor; provided, however, that if there is a change of control of a majority of the voting common stock of such party or such assignee, the other party may as its sole remedy under this paragraph 8 of Section VII terminate this Agreement. Subject to the foregoing, this Agreement shall be binding upon the respective successors and assigns of the parties. The foregoing provisions shall not require that DO obtain consent from CCSI with regard to the appointment or use of third-party agents, dealers or subdistributors relating to the marketing and distribution of the Products.

      8. Independent Contractor. The relationship between the parties will be that of independent contractors. Neither party will be or hold itself out as an employee, agent or franchisee of the other, and neither party will have the authority to create or assume any obligation, expressed or implied, on behalf of the other. This Agreement shall not be interpreted or construed as creating or evidencing any association, joint venture or partnership between the parties or as imposing any partnership obligations or partnership liability on any party.

      9. Survival. The payment obligations under paragraphs 5(f) and 7 of
Section III, paragraphs 1, 3, 11, and 12 of Section IV and Section V of this Agreement shall survive its expiration or termination for any reason, as shall any other provisions of this Agreement which by their express terms may reasonably be construed as surviving its expiration or termination. Expiration or termination of this Agreement shall not affect either party's obligations to comply with all legal and regulatory requirements related to the manufacture, sale or use of Products.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

CHROMATICS COLOR SCIENCES                       DATEX-OHMEDA, INC.
INTERNATIONAL, INC.


By ___________________________                  By ____________________________
Name:  Darby S. Macfarlane                      Name:  Andrew Krakauer
Title: Chief Executive Officer                  Title:  President of Ohmeda
                                                Medical

Address: 5 East 80th Street                     Address: Ohmeda Medical
         New York, New York  10021              9065 Guilford Road
                                                Columbia, Maryland 21046

                                  ATTACHMENT A

                        PRODUCT DESCRIPTION AND PRICING*

A. PRODUCTS

1. DEVICE (Model 1)

Status: Available now.

This product incudes a TLc Bili(trademark)Sensor with a built in calibration verification standard in the Sensor cap, which is packaged in a durable, soft carry case, a TLC Touch(trademark) palmtop computer and an RS232 cable.

The TLcBili(trademark)Sensor is a non-invasive, light weight Trans-Light-Cutaneous-Bilirubin Monitor. Using optical filter color science technology, this color measurement instrument flashes a light on the skin and performs a color measurement to detect the yellow content of the newborn's skin and provides a numerical result in mg/dl, or u/moles corresponding to the serum bilirubin within a clinically useful range.

The TLc Touch(trademark) palmtop computer features the TLc Soft(trademark) program on a Flash Ram card. This Product offers 4 AA batteries for the TLcBili(trademark)Sensor and 2 AA batteries for the TLc Touch(trademark) palmtop. This Product includes labels and shipping/packaging, and an Operator's Manual. This Product is used with the TLc Lensette(trademark) individual calibration standards packaged in a box of 25 individual TLc Lensette(trademark) ("the TLc LensPak(trademark)") and is contemplated for use with the "Charges per Use" component described herein under Optional Upgrades.

--------
      *As provided in the Agreement, items currently in development are not considered "Products" until they are legally marketable and commercially available for distribution under the Agreement.

      Prices in this Attachment A are subject to increase in accordance with the Price Adjustment provisions in the last Section (Section D) of this Attachment
A. Prices may also be charged as per paragraph 5 of Section III of the Agreement.

      CCSI will not be deemed to be in breach of this agreement for any regulatory clearance (including 510K clearances) that is not obtained on any items currently in development. It is understood that products and items described in Attachment A shall not be included under this Agreement until they are legally marketable, have any required FDA or other regulatory clearance, and are commercially available.

Minimum Transfer Price for
Device as described above:          [*]/unit in lots of up to [*] for first [*]
                                    units purchased under Firm Purchase Orders.
                                    Thereafter, price to be equal to CCSI Cost
                                    Amount in lots of up to [*]. (Note: Upon
                                    DO's request from time to time, CCSI will provide price quotations for quantities less than [*]) to be adjusted quarterly to the DO
                                    Purchase Price if sold.

DO Purchase Price for Device
as described above:                 The higher of the Minimum Transfer Price or
                                    60% of Invoice Price in Performance Years 1
                                    & 2 or 50% of Invoice Price in Performance
                                    Years 3, 4 and 5 of this Agreement, as per the terms of the Agreement.
                                    e.g. If Invoice Price is $3000, then DO
                                    Purchase Price is:
                                    $1800 (60%) in Performance Years 1 & 2 of the Agreement;
                                    $1500 (50%) in Performance Years 3, 4 & 5 of the Agreement.

                                    Initial invoice to DO to be at Minimum
                                    Transfer Price, adjusted quarterly to DO
                                    Purchase Price as per terms of the
                                    Agreement. Lead Time =[*] in lots of up to [*] (not to exceed [*] as per the Agreement)

2. CALIBRATION STANDARDS

TLc Lensette(trademark) Calibration Standards for single use:

Status: Available now.

TLc Lensette (trademark) Calibration Standards are used to calibrate the Device before each TLc BiliTest(trademark) System measurement of a patient to ensure accuracy of the color measurement and includes a protective shield to prevent cross-contamination between patients. The TLc Lensette(trademark) Calibration Standards are available packaged 25 per box (TLc LensPak(trademark)).

Initial Transfer Price                 Price is the Minimum Transfer Price)

(Only applicable for
Performance Years 1 and 2 after
which time the Initial Transfer        Minimum Transfer Price
                                       for TLc Lensette(trademark)

Calibration Standards as               [*] in lot volumes as specified below for
described above:                       Performance Years 1 and 2, subject to
                                       change as per the terms of the Agreement to be adjusted quarterly to the DO
                                       Purchase Price if sold.

                                       [*] in lot volumes as specified below for Performance Years 1 & 2 to be adjusted quarterly to the DO Purchase Price if sold. [*] in lot volumes as specified below for Performance Years 3, 4 & 5 to be adjusted quarterly to the DO Purchase Price if sold.

                                       Price for Performance Years 1 & 2 or 50%
DO Purchase Price for                  of Invoice Price for Performance Years 3,
TLc Lensette(trademark) Calibration    4 & 5 of this Agreement, as per the terms
Standards as described above:          of the Agreement. e.g. If Invoice Price
                                       is $10, then DO Purchase Price is: $6
                                       (60%) in Performance Years 1 & 2 of the
                                       Agreement; $5 (50%) in Performance Years
                                       3, 4 & 5 of the Agreement.

                                       [*] unit in lot volumes as specified
                                       below for the first [*] such units, and
                                       [*] for units in excess of [*].
Purchase Price for Demo
Calibration Standards:

                                       [*] for the first [*] units per
                                       Performance Year, and [*] for units in
                                       excess of [*] in any Performance Year,
                                       provided there is an equal
Purchase Price for Evaluation
Calibration Standards:


The higher of the Minimum
Transfer Price or 60% of Invoice
number of Calibration
Standards/Charges per Use that
are purchased by DO at the
same time as such excess
Evaluation Calibration
Standards are purchased the
Initial Transfer Price during
Performance Years 1 and 2 and
at the Minimum Transfer Price
for Years 3, 4 and 5, subject
to DO Purchase Price
reconciliation.

The Initial Invoice to DO to
be at the Purchase Price
subject to paragraph 7 of
Section III.

      Lot volumes: [*] to [*] units, for demo units and also for the non-demo units, but not to exceed [*] units per month.

      Lead time: [*] for [*] lot volumes.

3. LED DEVICE

Status: Not available now. Under Design Controls - availability following such time as becomes legally marketable as per terms of the Agreement.

[*]. The working engineering prototype for this Product including all FDA required design controls. If FDA clearances are then obtained and other QSR requirements are instituted and obtained for the LED Device; CCSI will manufacture or cause a third party manufacturer to manufacture the LED Device under the terms of this Agreement. [*] This model includes labels, shipping/packaging and an Operator's Manual.

Minimum Transfer Price for
LED Device as described
above: If the [*] of parts and manufacture for the LED Device (the "Cost Amount") is greater than [*] in lots of [*], the Minimum Transfer price is the higher of [*] or (ii) the Cost Amount. If the Cost Amount is [*] or less in lots of [*], the Minimum Transfer Price is the

                                       Cost Amount [*] of such Cost Amount. This
                                       Minimum Transfer Price is applicable to
                                       lot volume [*] of in Performance Years
                                       [*] of this Agreement, but only following such time as it becomes legally marketable and commercially available and is adjusted quarterly to the DO Purchase Price if sold.

DO Purchase Price for LED
Device as described above:             The higher of the Minimum Transfer Price
                                       or 60% of the Invoice Price in
                                       Performance Years 1 & 2 or 50% of the
                                       Invoice Price in Performance Years 3, 4 &
                                       5 of this Agreement, as per the terms of the Agreement. e.g. If Invoice Price is
                                       $3000, then DO Purchase Price is: $1800
                                       (60%) in Performance Years 1 & 2 of the
                                       Agreement: $1500 (50%) in Performance
                                       Years 3, 4 & 5 of the Agreement;

                                       Initial invoice to DO to be at Minimum
                                       Transfer Price, adjusted quarterly to DO
                                       Purchase price as per terms of the
                                       Agreement.

      Lead time (following such time as becomes legally marketable and commercially available): Approximately [*] in lots of [*].

4. MODIFIED DEVICES

      a. Model 2: Model 1 with Laptop

Status: Not available now. (Going through UL approvals now). Will be available when legally marketable.

The Laptop Modified Device consists of a Model 1 Device bundled with the laptop accessory, as described below.

Minimum Transfer Price:                [*] per unit (plus tax and shipping to
                                       CCSI) for first [*] units in lots of [*]
                                       (must be ordered as part of Model 1 [*]
                                       lot volume) and adjusted quarterly to DO
                                       Purchase Price if sold.

                                       DO Purchase Price:

Thereafter, price to be
determined based on [*] for
laptop computer in lots of
[*], with lower prices
available for larger lot sizes
(must be ordered as part of
Model 1 [*] lot volume).
(Note: Upon DO's request from
time to time, CCSI will
provide price quotations for
quantities between [*]).

The higher of the Minimum
Transfer Price or 60% of the
Invoice Price in Performance
Years 1 & 2 or 50% of the
Invoice Price in Performance
Years 3, 4 & 5 of this
Agreement, as per the terms of
the Agreement.

Initial invoice to DO to be at
Minimum Transfer Price,
adjusted quarterly to DO
Purchase price as per terms of
the Agreement.

      Lead time (following such time as becomes legally marketable and commercially available): Same lead time as Model 1 Device, except Laptop as component available with [*] lead time in quantities of [*].

      b. Model 3: Model 2 with Printer

Status: Not available now. Going through Design Controls. Will be available when legally marketable. Has been through some UL testing/needs to finish.

[*]

Minimum Transfer Price:                [*] per unit plus tax and shipping for
                                       first [*] units in lots of [*] (must be
                                       ordered as part of Model 1 [*] lot
                                       volume) adjusted quarterly to DO Purchase
                                       Price if sold. Thereafter, price to be
                                       determined based on [*] for laptop
                                       computer and printer, in lots of [*],
                                       with lower prices available for larger
                                       lot sizes (must be ordered as part of
                                       Model 1 [*] lot volume).

DO Purchase Price:                     The higher of the Minimum Transfer Price
                                       or 60% of the Invoice Price in
                                       Performance Years 1 & 2 or

50% of the Invoice Price in            Initial invoice to DO to be at Minimum
Performance Years 3, 4 and 5           Transfer Price, adjusted quarterly to DO
of this Agreement, as per the          Purchase Price as per terms of the
terms of the Agreement.                Agreement.

      Lead time (following such time as becomes legally marketable and commercially available): [*] in quantities of [*].

      c. Model 4: THE COLORMATE(R) TLc BRIEFCASE(trademark) SYSTEM

Status: Not available now. Going through Design Controls. Available following such time as becomes legally marketable.

The TLc Briefcase(trademark) System includes [*] This model includes labels, shipping/packaging and an Operator's Manual.

Minimum Transfer Price for
The Briefcase System as
described above:                       [*] per unit in lots of [*] plus tax and
                                       shipping to CCSI adjusted quarterly to DO
                                       Purchase Price if sold.

DO Purchase Price for Device
as described above:                    The higher of the Minimum Transfer Price
                                       or 60% of the Invoice Price in
                                       Performance Years 1 & 2 or 50% Invoice
                                       Price in Performance Years 3, 4 and 5 of this Agreement, as per the terms of the Agreement.

                                       Initial invoice to DO to be at Minimum
                                       Transfer Price, to be adjusted quarterly to DO Purchase Price as per the terms of the Agreement.

      Lead time (following such time as becomes legally marketable and commercially available): [*} in quantities of [*].

5. CHARGES PER USE

Status: Not available now. Available following such time as becomes legally marketable. Going through design controls. Anticipated availability is within a few months from the date of signing this Agreement.

The "Charges per Use" is the Charges per Use component defined [*] that would be applicable under the terms and conditions of this Agreement for [*]" In the event that a "Charges per Use" component defined herein is ordered from CCSI by DO as a "Charges per Use" and the applicable [*] subject to DO Purchase Price quarterly reconciliation,[*]

The Charges per Use component would have a [*] In the event this Charges per Use component is ordered,[*]

DO Initial Transfer Price:             [*] and adjusted quarterly to DO Purchase
                                       Price if sold.

DO Minimum Purchase Price:             [*] and adjusted quarterly to DO Purchase
                                       Price if sold.

DO Purchase Price:                     [*]

      Lead time (following such time as becomes legally marketable and commercially available): Same lead time as Device when ordered with a Device and [*] lead time when [*] is ordered separately from Device.

6. MANAGED USE

Status:  Not available now.  May be available when agreed to by the parties.

      The "Managed Use" is a potential selling structure wherein the Device and "Charges per Use" or a variation of "Charges per Use" would be used as follows:

      The Device would include [*] as defined in "Charges Per Use", but the Calibration Standards provided to DO with the Device would be ones used [*] and the Lensettes(trademark) supplied to DO [*] ordered by DO would be [*]. The Minimum Transfer Price and the DO Purchase Price structure (including DO and CCSI margins) would be the same as the Charges per Use [*]

7. MODEM/WITH DEVICE MODELS 1.2 OR 3

Status: Not available now. Going through Design Controls. Available following such time as becomes legally marketable.

The modem is a component for the Device which allows transfer of certain data [*] from the Device to another computer by standard modem technology. At this time CCSI plans to include this component with the Device [*]. However, if during the design phase there is more than the planned cost per Device, then CCSI will inform OM of such event. First [*] (per unit) of the planned modem cost to be paid by CCSI.

B. ACCESSORIES

1. Mounting Pole

      Status: Available now

OM can purchase at Transfer Price from CCSI at CCSI cost of [*] plus tax and shipping in [*] lot volume a custom pole with wheels for mounting of the Device or the Device with Laptop [*].

Transfer Price for Mounting
Pole as described above:                     [*]  of CCSI Cost Amount plus
                                             tax and shipping.

      Lead time (now): [*] for [*] lot volume Mounting Poles.

C. PRODUCT COMPONENTS

1. Laptop Computer

Status: Not available now. (Going through UL approvals now). Available following such time as becomes legally marketable.

DO can purchase at transfer price following such time as legally marketable from CCSI an [*] laptop computer for use with the Device as a Product Component, which will be delivered with the original manufacturer's warranty but not CCSI's warranty.

Transfer Price for laptop
as described above:                    [*] per unit for first [*] units in lots
                                       of [*]. Therefore, price to be equal to
                                       [*] of CCSI Cost Amount for laptop
                                       computer, in lots of [*], plus tax and
                                       shipping. (Note: Upon DO's request from
                                       time to time CCSI will provide price
                                       quotations for quantities between [*])

      Lead time (following such time as becomes legally marketable and commercially available): [*] for [*] lot volume of laptop computers.

Note: A [*] laptop will be available when legally marketable but takes [*] to go through UL. Same terms and conditions will apply and CCSI will notify OM on progress.

2. Printer

Status: Not available now. Going through Design Controls. Available following such time as becomes legally marketable. Has been through some UL testing/needs to finish. Printer is [*] for use when legally marketable with the [*].

DO can purchase printer when legally marketable at Transfer Price from CCSI in lots of [*] units, which will be delivered with the original manufacturer's warranty but not CCSI's warranty.

Transfer Price for Printer
as described above:                    Transfer Price to be equal to[*] of CCSI
                                       Cost Amount for printer, in lots of [*], plus tax and shipping. Current Transfer
                                       Price is [*] plus tax and shipping.

      Lead time (following such time as becomes legally marketable and commercially available): [*] for [*] lot volume for printers.

3. Software of the Device

CCSI will supply replacement [*] containing the Software of the Device at the CCSI Cost Amount, which CCSI currently estimates to be [*].

D. Price Adjustments based upon changes in CCSI's Cost Amount

      Unless otherwise expressly indicated in writing to the contrary, all prices in this Attachment A are subject to change based upon (and only to the extent of) changes in the CCSI Cost Amount (as such term is defined in the Agreement) for that Product, Product Component or Accessory (as the case may
be), provided that CCSI has provided reasonably satisfactory evidence of such change in Cost amount and provided further that:

      (i) there will be no price change to Calibration Standards or Charges per Use based upon changes in Cost amount; provided, however, that following the Initial Term of the Agreement CCSI may, upon 30 days' prior written notice to DO, increase the price of Calibration Standards and charges per Use based upon (and only to the extent of) changes in CCSI's Cost amount for same, provided that such price increase does not result in a minimum Transfer Price or DO Purchase Price greater than [*] of DO's Invoice Price for such Calibration Standards and/or Charges per Use;

      (ii) CCSI may not increase the Minimum Transfer Price or DO Purchase Price for the first [*] Devices (Model 1) purchased by DO under one or more Firm Purchase Orders (issued by DO under paragraph 4(a) of Section III of the Agreement) based upon any change in Cost Amount;

      (iii) CCSI's transfer price to DO for Product Components and Accessories shall never exceed [*] of CCSI's Cost Amount during the Initial Term of this Agreement and, as to the replacement [*] containing the Software of the Devices, CCSI's transfer price to DO shall never exceed of CCSI's Cost Amount during the Initial Term of this Agreement.

      (iv) All price changes based upon changes in cost Amount shall take effect upon written notice from CCSI to DO and shall apply to Firm Purchase Orders issued after DO's receipt of such notice from CCSI. CCSI shall provide such notice within five (5) business days after becoming aware of any change in a Cost Amount.

                                                                    PURCHASE
                                       Attachment 2                   ORDER
[*]

      SHOW OUR ORDER NUMBER ON ALL INVOICES, PACKAGES SHIPPING PAPERS AND
                                      CORRESPONDENCE


PURCHASE ORDER NO.            CHANGE ORDER NO.           DATES ISSUED            PAGE

                                                         S
T                                                        H   T
O                                                        I   O
                                                         P

             FOB                  SHIP                   Mass. Tax Exempt
                                  VIA                    / / YES        #000-089-100   / / NO

LINE    QUANTITY     U/M  P/N/DWG/ REV                   DESCRIPTION             DUE DATE      UNIT PRICE       AMOUNT
                                                                                                TOTAL
/ / DRAWINGS ENCLOSED          / / CONFIRMING ORDER            TO:

                                                                                               AUTHORIZED SIGNATURE

                                  Attachment 3
                      Pricing for Section 1 of Attachment 1

Chromatics Color Sciences Inc


                                     Estimated      Estimated
Item No.:        Description         Mat'l Cost     Labor Cost          Comments
  1                     [*]             n/a                             assumed to be supplied by CCSI
  2                     [*]             n/a                             assumed to be supplied by CCSI
  3                     [*]                          [*]                build, test & inspect
  3a                    [*]             n/a                             assumed to be supplied by CCSI
  3b                    [*]             $[*]                            per [*]
  3c                    [*]             $[*]                            per [*], -[*] or almond was priced
  3d                    [*]             $[*]
  3e                    [*]             $[*]
  3f                    [*]             $[*]
  3g                    [*]             $[*]
  3h                    [*]             $[*]
                        [*]                          [*]                build or assemble, kit, test & inspect
                        [*]                                             Unknown
  5                     [*]
  5a                    [*]             $[*]                            [*]
  5b                    [*]                          [*]                Program, verify, label & inspect
  5c                    [*]             $[*]
  6                     [*]             n/a
  7                     [*]             n/a                             Assumed to be supplied by CCSI
  8                     [*]             $[*]         [*]                Assembly & inspect, there will be a one time charge of
                                                                        $[*] to [*] for tooling to produce the [*]
  9                     [*]             $[*]
                                 Total: $[*]         [*]

  Material        Material O/H      Labor         Lab O/H     Total     Margin        Transfer Price
   $[*]           $[*]              $[*]          $[*]        $[*]      $[*]          $[*]



Other Items:

     1 The cost to transact an order, including both order entry and shipping will be a $[*] flat rate.

     2 Current FedEx shipping costs, for [*], for all of the US is $[*] overnight, $[*] next day and $[*] 2nd day.

     3   NOVA requires [*] days from receipt of order for the 1st delivery.

     4 Incoming inspection costs for CCSI supplied materials will be charged at $[*] per hour, we estimate that the time will be [*] to [*] hours per line item per lot.

Extended Warranty Cost: The cost of extending the warranty to [*] from NOVA's [*] warranty period will be [*]% of NOVA's selling/transfer price of each Product to CCSI.

                                  Attachment 3
                      Pricing for Section 2 of Attachment 1

                                 Pricing Method

NOVA will use the following method to price [*] Units to CCSI


Calculation of standard cost
- ----------------------------

          Actual Material Cost Plus
          Material overhead rate - Currently [*]% Plus
          Labor cost (hours x $[*] (current rate)) Plus
Labor overhead rate       -     Currently [*]%
             Equals
Total Standard Cost


Note for year one only, NOVA will bid on smaller quantities and will use a margin of [*]%


Price depends on volume:

     Units per year                         Margin
     --------------                         ------

               [*]                          No bid
               [*]                           [*]%
               [*]                           [*]%
               [*]                           [*]%


Example                                                     Example                    Example
                                                            Cost ($)                   Cost ($)
                                                            --------                   --------

             Material Cost (key item)                            [*]                       [*]
             [*]% material overhead*                             [*]                       [*]
             Labor cost ([*] hours @ $[*]/hr)                    [*]                       [*]
             [*]% labor overhead*                                [*]                       [*]
             Standard Cost                                      $[*]                      $[*]
             -------------                                      ----                      ----

Based on our current forecast, we expect our [*] to be [*] next year. These numbers reflect our current forecast.


Year 2 Forward                                        Price if Standard                    Price if Standard
Units per year                Margin                       Cost is $[*]                       Cost is $[*]
- --------------                ------                       ------------                       ------------

          [*]                 no bid                       no bid ([*])                       no bid ([*])
          [*]                  [*]%                              [*]                                  [*]
          [*]                  [*]%                              [*]                                  [*]
          [*]                  [*]%                              [*]                                  [*]
          ---                  ----                              ---                                  ---

Note: Example assumes constant materials cost.  [*].

Extended Warranty Cost:

The cost of extending the warranty to [*] from NOVA's [*] warranty period will be [*]% of NOVA's selling/transfer price of each Product to CCSI.

                                  ATTACHMENT B

                               PRODUCT INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Item/Information                 Initial Action                       Ongoing Action
------------------------------------------------------------------------------------------------------------------------------------
Operating Manual                 CCSI to provide 100 copies for DO's  CCSI creates and revises as required.  CCSI includes within
                                 use                                  each product carton, DO to provide input for upgrading the
                                                                      Manual.
------------------------------------------------------------------------------------------------------------------------------------
Instructions for Use for         CCSI to provide 10 copies for DO's   CCSI creates and revises as required. CCSI includes within
Lensettes & Charge per Use       use                                  each Lensette box
------------------------------------------------------------------------------------------------------------------------------------
Product Labels and Licensing     CCSI to provide 10 copies for DO's   CCSI creates and revises as required. CCSI includes within
Folder for Software              use                                  each Product and software package.
------------------------------------------------------------------------------------------------------------------------------------
Sales Training Manual            CCSI to provide 2 copies for DO's    DO to revise as required for all Targeted Markets with CCSI
                                 use                                  input and sign off**
------------------------------------------------------------------------------------------------------------------------------------
Quick Reference Guide            CCSI to provide 10 copies for DO's   DO creates/revises as required and supplies quantities
                                 use                                  necessary to service all Targeted Markets with CCSI input and sign off**
------------------------------------------------------------------------------------------------------------------------------------
Inservice/Training support       CCSI to provide 10 copies for DO's   DO creates/revises as required and supplies quantities
materials                        use                                  necessary to  service all Targeted Markets with CCSI input and sign off**
------------------------------------------------------------------------------------------------------------------------------------
Sales support materials such as  CCSI to provide one copy of all      CCSI to continue to distribute existing literature as per
brochures, cost consideration    existing material for DO's use       Attachment D until supply runs out. DO creates/revises as
etc.                                                                  required and supplies quantities necessary to service all
                                                                      Targeted Markets with  CCSI input and sign off**
------------------------------------------------------------------------------------------------------------------------------------
Advertising & Promotion          CCSI to provide copy of all existing DO creates/revises as required and supplies quantities
Materials such as journal ads,   materials for DO's use               necessary to  service all Targeted Markets with CCSI input and
direct mail piece, booth                                              sign off**
graphics etc.
------------------------------------------------------------------------------------------------------------------------------------

      *CCSI will promptly provide DO with at least one free copy (complete) of any revised Operating Manual Instructions for use and/or licensing folder.

      **CCSI must review and enter sign off or provide specific revisions or deletions and reasons therefor (within 7 days) on all Product Information, including but not limited to such Product Information listed above for distribution in to the field, solely for regulatory and intellectual property review. This includes all labeling (by FDA definition) and/or advertising/promotional materials, to the extent that it is a regulatory or CCSI intellectual property issue. (It is not just for commenting on product claims, but description, presentation or other statements regarding the products that implicate regulatory or CCSI intellectual property). Product Information created or revised by DO will be the subject to analysis or a documented "No 510(k)" rationale for compliance with FDA 510(k) requirements. CCSI's approval of any such Product information shall not be unreasonably withheld. CCSI shall not have the right to object to, or withhold approval on style, color or quality of any such information. The purposes of CCSI's review of Product Information include, without limitation, allowing CCSI to ensure that (i) CCSI can protect its trademark, logos and other intellectual property rights on Product Information,
(ii) all Product Information including written materials relating to the Products sent to dealers, distributors and end-users distributed in the Targeted Markets within the Territory shall bear CCSI's copyright, trademark and patent notices, licenses and restrictions as may reasonably be required by CCSI and
(iii) CCSI's trademarks shall always be used in such a manner as to ensure that those trademarks are associated with CCSI. DO shall only distribute the materials covered by this Attachment B in connection with the marketing and distribution of Products for use in monitoring of bilirubinemia (infant jaundice) in the Target Markets within the Territory.

      Sample of approved labeling is attached to this Attachment B.

                                  ATTACHMENT C

                   EXTERNAL MARKET FACTORS FOR MINIMUMS REVIEW

1. One or more Firm Purchase Orders is issued by DO in compliance with the lots sizes, lead times and other requirements under Attachment A and Products are not delivered as per the terms of such Firm Purchase Order(s), causing Product shortages.

2. A new prevention or cure for the condition of newborn bilirubinemia (infant jaundice), other than phototherapy treatment currently in use, is marketed or there is another accepted, legally marketed medical practice which eliminates or restricts the need to measure or monitor bilirubinemia.

3. The FDA clearance for [*] by CCSI for the Colormate(R) TLc BiliTest(trademark) System (or any Upgraded Device or LED Device when commercially available and legally marketable) and there is no reasonable method to transmit the [*] for a patient to the pediatricians' offices or the home healthcare market agency locations necessary to input such [*] information.

4. The use, sale or distribution of the Device or the Calibration Standard (or any other Product that becomes commercially available and legally marketable), is precluded or restricted by applicable law, product recall or other Corrective Action in any Targeted Markets within the Territory.

5. Private or government insurance reimbursement for the use of the Calibration Standards or Charges per Use is precluded or restricted and such preclusion or restriction (as the case may be) cannot be or is not solved in a timely manner (i.e., within sixty (60) days of DO's request to CCSI) by an appropriate reduction in the DO Purchase Price for the Calibration Standards/Charges per Use in the affected Targeted Markets.

6. If DO loses its right under paragraph 6(d) of Section III of the Agreement to distribute Products in one or more Targeted Markets within the Territory, then the Annual Minimum Performances will be reduced accordingly.

7. If CCSI (or one of its other distributors) markets any product which is the same or substantially similar to any of the Products, into the consumer home healthcare market within the Territory (e.g. where the test is not solely administered by a healthcare professional).

8. If a third party markets or distributes a product in any Targeted Market within the Territory that both parties agree constitutes an infringement of CCSI's intellectual property right(s) relating to any Product which have impaired sales.

9. If CCSI is unable to provide quantities of Product in any Performance Year equal to DO's Annual Minimum Performances for such Performance Year but not limited to monthly volume restriction or lot size limitation other than minimum lot sizes when DO has submitted reasonable rolling forecasts for such quantities within lead times for Products as set forth in Attachment A.


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

                                  ATTACHMENT D

                                CUSTOMER SUPPORT

                   I. INITIAL SALES START UP TRANSITION ITEMS

This table contains CCSI services to be provided on behalf of DO while DO is preparing for sales launch. This transition period is not expected to last more than sixty (60) days from contract signature but in no event will be longer than 90 days from date when part configurations/numbers and other necessary product support information are made available for input into DO's system.

Goals:   (1) provide smooth customer transition from CCSI to Ohmeda Medical
         (2) maintain current sales momentum while DO in start up transition.

------------------------------------------------------------------------------------------------------------------------------------
                        ITEM                                                                ACTION
------------------------------------------------------------------------------------------------------------------------------------
Selling Activities                                     CCSI to continue selling activities as usual; CCSI to attempt to close sales on Evaluation until CCSI to provide information sharing and updates to DO
------------------------------------------------------------------------------------------------------------------------------------
         Customer Demos & Inservice                    CCSI to continue demo, DO to pay for Lensettes on new demo orders (i.e., excluding demos currently with customers), with DO approval (and processed through DO ordering and shipping)
------------------------------------------------------------------------------------------------------------------------------------
         Customer Evaluation Units                     CCSI to continue 30-60 day Evaluation program (both for existing and new
                                                       Evaluation units) supplied by DO
------------------------------------------------------------------------------------------------------------------------------------
         Lead Processing                               CCSI to continue present practice
------------------------------------------------------------------------------------------------------------------------------------
         Invoicing                                     CCSI provides invoicing during transition.  DO will take on invoicing prior to end of transition.
------------------------------------------------------------------------------------------------------------------------------------
Technical Support                                      CCSI to continue present practice
------------------------------------------------------------------------------------------------------------------------------------
Loaner Pool                                            CCSI to Manage/DO to provide
------------------------------------------------------------------------------------------------------------------------------------
Literature                                             CCSI to continue sending existing literature to customers until stock is depleted. DO to provide literature when available. At DO's option and expense. DO may reprint CCSI literature.
------------------------------------------------------------------------------------------------------------------------------------
Support personnel for conventions                      DO to provide booth/CCSI to assist with staffing
------------------------------------------------------------------------------------------------------------------------------------
Training of Ohmeda Marketing, Sales & Technical        CCSI to provide trainer(s) at its expense at up to six (6) regional sales
Support Personnel                                      meetings (1 1/2 days each) DO to organize and pay for regional sales meetings.  CCSI will provide at its expense trainers for one training session in Columbia, Maryland for 2-5 days DO's sales and Marketing administration.
------------------------------------------------------------------------------------------------------------------------------------
Product Support to launch in OM System                 CCSI to provide a copy of Configurations and Part Numbers, Prices, Clinical
                                                       Articles & Training Book Master.
------------------------------------------------------------------------------------------------------------------------------------
Customer Transition Letter                             CCSI will provide DO with the Data Base of customers.  DO will contact customers to inform them that DO is exclusive distributor.  DO will pay for printing and mailing of one-page test (no graphics) letter that is jointly developed.
------------------------------------------------------------------------------------------------------------------------------------
Direct Mail Piece                                      CCSI will format, add DO's name to mail piece & obtain printing costs.  DO to
Mailer already developed & four color separated (black assume cost to print, label & mail.  CCSI will handle response calls and
plate changes only required.)                          refer calls to DO when DO is ready.
------------------------------------------------------------------------------------------------------------------------------------
Sales Rep Hand-Off                                     CCSI reps will hand-off customer lists, issues, opportunities, pending sales, etc., to DO sales team at the regional training or earlier.
------------------------------------------------------------------------------------------------------------------------------------
Demo Inventory to Reps                                 CCSI reps have [*] existing demo units. DO to purchase or deduct from their
                                                       [*] demo units.
------------------------------------------------------------------------------------------------------------------------------------
Demo Inventory to Hospitals                            CCSI to provide Lensettes for hospital evaluation and DO pay for Lensettes with an approved plan from DO.
------------------------------------------------------------------------------------------------------------------------------------


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

                          II. ONGOING CUSTOMER SUPPORT

SUPPORT TO BE PROVIDED BY DO

Full sales and customer support activities:
o     Lead qualification and processing
o     Order entry
o     Stocking and shipping
o     Customer in service on site
o     Billing and receivable
o     Maintaining and processing [*]
o     First-line trouble-shooting/clinical support "on call program"[*]
o     Recording and tracking return goods
o     First line technical/clinical support [*]

SUPPORT TO BE PROVIDED BY CCSI

o Providing warranty and non-warranty repair/replacement services through 3rd party contract manufacturer
o     Processing leads and requests for information to DO
o     Delivering Products on a timely basis
o     Second stage technical support
o     Sell parts/accessories to DO

SALES AND CLINICAL SUPPORT ACTIVITIES (FIRST TWELVE MONTHS AFTER DATE OF
SIGNING)

CCSI will assist DO to maximize their selling efforts int he Targeted Markets as stated in the marketing plan objectives. This effort will be coordinated with senior marketing and sales management of CCSI and DO's OM Division. Initial support will focus on technical training and selling assistance to bring DO sales and clinical team to level of expertise necessary for success (DO to control use of demos and demo Lensettes that DO is expected to pay for). Follow up support will be geared toward driving the business primarily [*] and expanding market penetration. Examples of such support are:
o Management review of overall objectives and goals for targeting accounts, inservicing, and sales of devices
o     Assist DO regional managers with targeting accounts
o Make sales calls/presentations (independent of local reps) to key neonatal and pediatric groups
o     Work with local reps to make sales calls, assist in closing key accounts
o     Work with Corporate account managers to call on Corporate Accounts
o Assist with in servicing for key accounts (including independent of local reps)
o     Will assist in attending trade shows and trade show activities
o     Cooperate with educational activities with DO Clinical Specialists
o     Marketing support for DO marketing activities and Strategy development

The foregoing sales and clinical support shall be provided by CCSI's 10 person team of sales and clinical specialists at [*]: provided, however that in providing such support, no member of such 10 person team shall be obligated to spend, in the aggregate, more than [*] overnight hotel nights or more than [*] in air travel, in a 12 month period. If any member of such 10 person team exceeds these maximums, it will be at CCSI's expense but CCSI has no obligation to exceed those maximums. CCSI sales and marketing team shall continue to remain employees of CCSI and shall officially report solely to the General Manager /VP Sales and marketing of CCSI.

                       III. EXIT TRANSITION CONSIDERATIONS
                         UPON TERMINATION OF AGREEMENT*

------------------------------------------------------------------------------------------------------------------------------------
ITEM                                            ACTION
------------------------------------------------------------------------------------------------------------------------------------
Inventory                                       CCSI may at CCSI's option purchase all inventory back at DO cost.  If CCSI does not purchase all DO inventory DO shall have the right to sell in the targeted market until inventory is exhausted and to continue to [*].

                                                As to Devices placed with end users DO [*].  DO shall have the right to receive the anticipated benefit from sales of Lensettes Charges per Use to such customers as follows:

                                                     If as of the termination of the Agreement, DO shall have received at least [*]
                                                in gross margin [*], then DO's ownership rights in such Device shall be transferred to CCSI at no cost to CCSI.  If as of the termination of the Agreement, DO shall have received less than [*] in gross margin on [*] placement, then CCSI must either promptly pay DO an amount equal to difference between (A)[*] on such specific placement and (B) [*] or (2) permit DO to continue to sell [*] for use with such specific placement (and if equested by DO, CCSI shall continue to supply DO with
                                                [*]) until DO receives [*] in gross margin on such specific placement.  Upon DO's receipt of such payment form CCSI or such [*] gross margin (as the case may be), then DO's ownership rights in such Device shall be transferred to CCSI at no cost to
                                                CCSI.
------------------------------------------------------------------------------------------------------------------------------------
Customer Invoicing                              DO will have the right to collect on outstanding invoices, fill orders and invoice and collect for any new sales which occur after the termination if CCSI does not purchase inventory.
------------------------------------------------------------------------------------------------------------------------------------
Customer Notice - within 30 days                Depends on inventory decision.  In all cases DO & CCSI will jointly decide content of notification
------------------------------------------------------------------------------------------------------------------------------------
Customer Transition                             DO to provide CCSI with Customer List, Sales history, Technical call history, DO will refer all calls regarding product to CCSI
------------------------------------------------------------------------------------------------------------------------------------
Marketing Efforts Literature, Advertising,      DO marketing efforts will cease immediately, except that DO shall have the right to
Conventions, Sales training , Direct Mails      market as necessary to sell off inventory.  CCSI will have the right to purchase any available literature at DO cost and utilize such literature bearing DO logos. If requested, DO will continue to provide technical support during the Exit Transition
                                                (up to six months) at its standard rates for service, to be billed to and paid by
                                                CCSI. CCSI will label DO literature to indicate the change in distribution, if used.
                                                CCSI will pay for reprints.
------------------------------------------------------------------------------------------------------------------------------------
Technical Support                               DO will refer customer calls to CCSI.
------------------------------------------------------------------------------------------------------------------------------------
Regulatory Support                              DO will perform any regulatory action legally required by DO under applicable law.
------------------------------------------------------------------------------------------------------------------------------------

      *Applies only to termination of Agreement by DO or CCSI (as the case may be) in accordance with (and not in breach of ) the terms of the Agreement.


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